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                                                      CONFIDENTIAL TREATMENT
                                                      REQUESTED PURSUANT TO RULE
                                                      24B-2 OF THE SECURITIES
                                                      EXCHANGE ACT OF 1934


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CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                                LICENSE AGREEMENT

        This Agreement, dated March 1, 2004, is by and between Vion Pharmaceuticals, Inc., having offices at Four Science Park, New Haven, CT 06511 (hereinafter referred to as "VION") and Johnson & Johnson Consumer Companies, Inc., having an address at 199 Grandview Road, Skillman, NJ 08558 (hereinafter referred to as "JJCC"). Yale University having a place of business in New Haven, Connecticut ("Yale") is a party to this Agreement solely for the purposes of its rights and obligations under Section 6.1 of this Agreement.

                               W I T N E S S E T H

        WHEREAS, VION is the exclusive licensee and/or owner of patents and patent applications relating to certain melanin polymers;

        WHEREAS, JJCC wishes to acquire a non-exclusive license/sublicense under such patents and patent applications, from VION, and VION is willing to grant such licenses to JJCC under the terms and conditions of this Agreement; and

        NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties agree as follows:

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                             ARTICLE 1 - DEFINITIONS

        As used in this Agreement, the following terms, when used with initial capital letters, shall have the following meanings, the singular shall include the plural and vice-versa:

         1.1 Affiliate shall mean any entity that directly or indirectly controls, is controlled by or is under common control with a party to this Agreement, and for such purpose "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by contract or otherwise. The direct or indirect ownership of at least fifty percent (50%) of the voting securities of a business entity or interest in the assets, profits or earnings of a business entity shall be deemed to constitute control of the business entity.


         1.2 Effective Date of this Agreement shall mean the date first written above.


         1.3 Fiscal Quarter shall mean a quarter of the Fiscal Year. Because JJCC uses a 52/53 week year, the first three Fiscal quarters are 13-week periods, the first which begins on the day the Fiscal Year begins, and the fourth Fiscal Quarter is the following 13-week period, in the case of a 52-week year, or the following 14-week period, in the case of a 53-week year.


         1.4 Fiscal Year shall mean the period of time commencing on the Monday following the Sunday closest to the end of the calendar month of December and terminating on the Sunday closest to the end of the immediately succeeding December in accordance with the JJCC fiscal year used in its regular course of business.

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


         1.5 Launch shall mean the first date when a Licensed Product is commercially sold by JJCC or a sublicensee to a Third Party.

         1.6 Licensed Product shall mean a product covered by a Valid Claim of any patent or patent application covered by VION's Patent Rights as defined herein.

         1.7 Net Sales shall mean the gross amount invoiced by JJCC and its sublicensees for the sale or other disposition of Licensed Product to independent Third Parties, the sale of which would infringe a Valid Claim of a patent within the VION Patent Rights issued in the country of sale but for the licensed granted herein, less the following amounts: (i) customary and reasonable discounts, including cash discounts or rebates actually allowed or granted, (ii) credits or allowances actually granted upon claims or returns, regardless of the party requesting the return; (iii) freight charges paid for delivery; (iv) trade allowances; and (iv) taxes or other governmental charges levied on or measured by the invoiced amount, whether absorbed by the billing party or the billed party and separately stated on the invoice.

         In the event that Licensed Product is sold in the form of a combination package or kit containing one or more other stand alone products that are separately vialed or packaged and are sold separately("Combination Product"), Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Licensed Product if sold separately by JJCC or its sublicensees, and B is the total invoice price of the one or more other products in the Combination Product, if sold separately by JJCC or its sublicensees, such invoice prices and Net Sales calculations being on a country-by-country basis.

         If, on a country-by-country basis, one or more of the other products in the Combination Product are not sold separately in said country by JJCC or its sublicensees, Net Sales for such

         Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the invoice price of the Licensed Product sold separately by JJCC or its sublicensees, and C is the invoice price of the Combination Product sold by JJCC or its sublicensees; provided that the maximum value of such fraction shall be one.

         If, on a country-by-country basis, the Licensed Product is not sold separately in said country by JJCC or its sublicensees, Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction X/Y, where X shall be JJCC's or its sublicensee's fully allocated cost of the Licensed Product and Y shall be JJCC's or its sublicensee's fully allocated cost of the Combination Product.

         1.8 Territory shall mean the world.

         1.9 Third Party shall mean any entity other than JJCC, VION, or its Affiliates.

         1.9 U.S. shall mean the United States of America (including Puerto
Rico) and its territories and possessions.

         1.10 Valid Claim shall mean a claim in any unexpired, issued patent within the VION Patent Rights which has not been held invalid or unenforceable by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and which is not admitted to be invalid through disclaimer or dedication to the public.

         1.11 VION Patent Rights shall mean any patent or patent applications set forth in Appendix A attached hereto, as well as any divisional, continuation, continuation in part, reissue, or reexamination arising therefrom.

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              1.12 Yale License shall mean the License Agreement, dated as of
September 17, 1990, between Jamcor Pharmaceuticals, Incorporated ("Jamcor") and Yale University ("Yale"), as amended by the agreement, dated as of December 23, 1991, by and between Yale and Jamcor, as assigned to MelaRx Pharmaceuticals, Inc. (a predecessor of VION) ("MelaRx") by that certain Subscription, Assignment and Assumption Agreement, dated June 4, 1992, among Jamcor, MelaRx and others, as amended by the agreement, dated as of August 1, 1992, by and between Yale and MelaRx. Copies of these four agreements are attached hereto in Appendix B.

                           ARTICLE 2 - GRANT OF RIGHTS

         2.1 VION hereby grants to JJCC a non-exclusive sublicense, with the unrestricted right to grant sublicenses to Affiliates, under VION Patent Rights to make, have made, use, sell and have sold Licensed Products within the Territory.

                              ARTICLE 3 - ROYALTIES

         3.1 JJCC shall pay to VION a running royalty of *** based on Net Sales by JJCC or its sublicensees of a Licensed Products.

         3.2 No running royalties due under this Article 3 shall be payable on transactions as between JJCC and its sublicensees, the final vendee sale to a Third Party alone being used for the purposes of determining the running royalty payments due hereunder. A maximum of only one running royalty payment shall be payable on the sale of each Licensed Product.

------------------------------
***Confidential

         3.3 JJCC or its sublicensee shall Launch a Licensed Product by ***, and after such Launch, JJCC and/or its sublicensees shall have Net Sales of Licensed Products generating a minimum royalty of ***. In the event that the running royalties for such a twelve-month period in which a minimum royalty applies are less than the applicable minimum royalty for such period, VION shall have the option for one (1) month following such period to terminate this Agreement upon written notice to JJCC. If running royalties cease during a twelve-month period as a result of expiration or termination of this Agreement, the applicable minimum royalty for such twelve-month period shall be prorated as of the date of such expiration or termination. For avoidance of doubt,***.

         3.4 All running royalties shall be calculated and payable on a Fiscal Quarter basis and running royalties shall be paid within *** days following the end of such Fiscal Quarter. Each such payment shall be accompanied by a written report indicating the amount of Net Sales during such Fiscal Quarter by Licensed Product (including by quantity of Licensed Product), by country and by party (i.e., JJCC or its sublicensees) and a calculation of the royalties due.

         3.5 JJCC shall keep and require its sublicensees to keep complete and accurate records of the sale or other disposition of Licensed Products. VION shall have the right, at its own expense, for the period during which a running royalty is due to VION and for *** thereafter, to have an independent certified public accountant, to whom JJCC has no reasonable objection, examine the relevant books and records of account of JJCC and its sublicensees selling Licensed Products during reasonable business hours and no more than once during each Fiscal Year, to determine


------------------------------
***Confidential

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whether appropriate payment has been made by JJCC hereunder, provided, however, that if such examination reveals a *** discrepancy between the amount owing and the actual amount paid by JJCC to VION, then JJCC shall be responsible for the costs associated with such examination. The accountant shall disclose to VION only information relating to the accuracy of the royalty report and the royalty payments made according to this Agreement. The information received by the accountant shall be held confidential except for information necessary for disclosure to VION to establish the accuracy of the royalty reports.

         3.6 The remittance of royalties payable on Net Sales will be payable in U.S. dollars to VION at a bank and to an account designated by VION using a rate of exchange according to the official rate of exchange of the currency of the country from which royalties are payable as quoted by The Wall Street Journal, New York edition, for the last day of the quarter for which the royalty payment is made. All references to dollars hereunder are references to U.S. dollars.

         3.7 Where royalties are due for Net Sales in a country where by reason of currency regulations of any kind or taxes of any kind it is impossible to make royalty payments for that country's Net Sales in accordance with this
Article 3, said royalties shall be deposited in whatever currency is allowable for the benefit or credit of VION in any accredited bank in that country as shall be acceptable to VION. Moreover, in order to facilitate payments from countries other than the United States, when requested by JJCC, at the expense of JJCC (including reasonable attorney's fees), VION shall, at the expense of JJCC, enter into direct license agreements with JJCC's sublicensees, whereby such sublicensee will be obligated to remit royalty payments due for Net Sales in such country directly to VION.

------------------------------
***Confidential

Each such license agreement shall recite generally the same terms as this Agreement insofar as such terms are lawful under applicable laws and regulations of the particular country; provided that, such license agreement shall not contain a right to sublicense, and, further provided that JJCC shall remain liable for the royalty hereunder.

         3.8 (a) JJCC will make all payments to VION under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

         (b) Any tax required to be withheld on amounts payable under this Agreement will promptly be paid by JJCC on behalf of VION to the appropriate governmental authority, and JJCC will furnish VION with proof of payment of such tax. Any such tax required to be withheld will be an expense of and borne by VION.

         (c) JJCC and VION will cooperate with respect to all documentation required by any taxing authority or reasonably requested by JJCC to secure a reduction in the rate of applicable withholding taxes.

         (d) If JJCC had a duty to withhold taxes in connection with any payment it made to VION under this Agreement but JJCC failed to withhold, and such taxes were assessed against and paid by JJCC, then VION will indemnify and hold harmless JJCC from and against such taxes. If JJCC makes a claim under this
Section 3.8(d), it will comply with the obligations imposed by Section 3.8(b) as if JJCC had withheld taxes from a payment to VION.

         3.9 If a patent or patents of a Third Party should exist in any country during the term of this Agreement covering the manufacture, use or sale of any Licensed Product, and if it should prove in JJCC's reasonable judgment impractical or

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

impossible for JJCC or any sublicensee to engage in the activity or activities licensed hereunder without obtaining a royalty bearing license or exercising existing rights under a royalty bearing license from such Third Party under such patent or patents in said country, then JJCC shall be entitled to a credit against the royalty payments due hereunder of an amount equal to *** the royalty paid to such Third Party, not to exceed *** in the aggregate of the royalty rate due under this Agreement, arising from the manufacture, use or sale of the Licensed Product in said country.

                       ARTICLE 4 - DEVELOPMENT OF PRODUCTS

         4.1 JJCC and/or its sublicensees shall be responsible for any and all development and/or commercialization of Licensed Products. All business decisions of JJCC, including without limitation, whether or not to commercialize a Licensed Product in any an all markets, and the design, production, sale, price and promotion of Licensed Products under this Agreement shall be within the sole discretion of JJCC.

         4.2 VION shall assist in JJCC's development activities reasonably requested by JJCC in connection with the manufacturing, development and/or commercialization of Licensed Products by JJCC and/or its sublicensees. If any specific developmental work is requested by JJCC for VION, the parties will negotiate at that time compensation to VION for carrying out the requested developmental work. Notwithstanding the foregoing, it is understood and agreed that VION shall not be responsible for, and shall not be required to, unless it otherwise agrees, perform any developmental work hereunder.

------------------------------
***Confidential

        4.3 JJCC or its sublicensees shall be responsible for obtaining any necessary approvals, registrations, or permits required to develop, test or sell Licensed Products. VION agrees to reasonably cooperate and assist JJCC and its sublicensees in obtaining such approvals, registrations, or permits, at JJCC's expense, including, but not limited to, providing copies of all necessary data and permitting site inspections related to such approvals, registrations, or permits.

        4.4 Commencing ***, JJCC shall be responsible for reimbursing VION up to *** per Fiscal Year for its out-of-pocket prosecution costs and maintenance fees for patent applications and issued patents recited in Appendix A ("Patent Fees"). Any cumulative royalties paid by JJCC or its sublicensees to VION pursuant to Article 3 during the term of this Agreement, in excess of any applicable minimum royalty as set forth in Section 3.3, shall be creditable against such Patent Fees. Furthermore, the Patent Fees shall be reduced proportionally, on a country-by-country basis, by ***. For example, if ***.

        If the royalties paid to VION by JJCC or its sublicensees during a Fiscal Year are less than the Patent Fees owed by JJCC in such Fiscal Year, then VION shall invoice JJCC for the remaining unreimbursed Patent Costs and JJCC shall pay such amount within thirty (30) days of receipt of such invoice. JJCC shall also have the option to not pay the Patent Fee for an issued patent within the VION Patent Rights by providing VION with written notice six (6) months prior to the due date of such Patent Fee. Following such notice by JJCC, such issued patent shall no longer be considered within the VION Patent Rights.


------------------------------
***Confidential

                    ARTICLE 5 - CONFIDENTIALITY AND PUBLICITY

         5.1 All confidential information disclosed by one party to the other shall be maintained confidential by the receiving party and used only for the purposes of this Agreement in accordance with this Article 5. All confidential information disclosed in writing under this Agreement, with the exception of confidential information relating to the volume of sales of Licensed Products and the royalty payments made by JJCC pursuant to this Agreement, shall be clearly marked by the disclosing party as being confidential. All confidential information initially disclosed orally or visually shall be reduced to writing and marked confidential within fifteen (15) days of disclosure.

         Each party shall limit the disclosure of its confidential information to the other party to that required for the purposes of this Agreement, and shall not disclose any of its know-how nor any confidential information or know-how of any Third Party. No other confidential information shall be disclosed by either party. Each party may also disclose the other's information to an Affiliate, agent or consultant, who is under an obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 5. The term of maintaining confidentiality of all such information and the limitations on use shall expire three (3) years following the termination or expiration of this Agreement. Each party shall guard such information as it normally guards any of its confidential, proprietary information. Notwithstanding the foregoing, each party shall be relieved of the confidentiality and limited use obligations of this Agreement if:

         (a) the information, at the time of disclosure, was published, known publicly, or otherwise in the public domain;

         (b) the information, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public

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

domain through no fault of the receiving party or its Affiliates or, in the case of JJCC, the sublicenses;

         (c) the information, prior to the time of disclosure, is known to the receiving party or, after disclosure, is independently developed by the receiving party without the use of any confidential or proprietary information as evidenced by its written records; or

         (d) the information, after disclosure, is made available to the receiving party in good faith by a Third Party who is under no obligation of confidentiality or secrecy to the disclosing party.

         5.2 Notwithstanding the above obligations of confidentiality and non-use a party may:

              (a) disclose information to a regulatory agency that is necessary to obtain regulatory approval in a particular jurisdiction;

              (b) disclose information to a government agency if the disclosure is necessary to protect the health and safety of the party's workers or the public or as required by law;

              (c) disclose information reasonably required in connection with the development, manufacture, use, sale, external testing or marketing trials of products; or

              (d) disclose information by filing patent applications, the filing of which is contemplated by this Agreement,

without violating the above secrecy provision.

         5.3 In the absence of specific agreement between the Parties, neither Party shall disclose the existence or terms of this Agreement nor shall originate any publicity, news release or public announcement, written or oral, whether to the public or press, relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or performances hereunder save only such announcements as in the opinion of counsel for the Party making such announcement is required by law to be made. Any such announcements shall be factual and as brief as possible. If a Party decides to make an announcement required by law under this Agreement, it will give the other Party at least five (5) business days, if possible, advance written notice of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. Notwithstanding the above, JJCC shall be free to disclose the existence of this Agreement and the nature of the licenses granted hereunder to AFFILIATES under a similar obligation of confidentiality as set forth in this Article 5. The Parties acknowledge that VION may disclose the Press Release, attached hereto as Appendix C.

         5.4 The rights and obligations of this Article 5 shall survive termination or expiration of this Agreement.

          ARTICLE 6 - WARRANTIES, REPRESENTATIONS AND ACKNOWLEDGEMENTS

        6.1 The parties acknowledge and agree that notwithstanding anything herein to the contrary, the rights granted to JJCC under this Agreement are subject to the terms of the Yale License. In the event the Yale License is terminated for any reason, at JJCC's written request, Yale agrees to grant to JJCC a direct license under the same terms and conditions of this Agreement; provided, however, that the satisfaction of any obligation under this Agreement shall be deemed a satisfaction of the same obligation under the direct license.

        6.2 VION expressly warrants and represents as of the Effective Date that it is the exclusive licensee (other than non-exclusive sublicenses of VION) of the VION Patent Rights as defined herein and that it has the full right and authority to enter into this Agreement and to carry out the transactions contemplated herein. Further, VION represents that the patent applications and patents described in Section 1.11 are all of the existing VION Patent Rights. Further, VION warrants and represents, as of the Effective Date, that it knows of no facts that would render any of the VION Patent Rights invalid or unenforceable.

        6.3 VION expressly warrants and represents, as of the Effective Date, that it has no outstanding encumbrances or agreements, either written, oral, or implied, in connection with the VION Patent Rights which would encumber the rights granted hereunder other than the Yale License, and that it has not granted and will not grant during the term of this Agreement or any renewal hereof, any rights, license, consent or privilege that would conflict with the rights granted hereunder. VION also expressly warrants and represents that the Yale License is in good standing and that it will maintain the Yale License in good standing during the term of this Agreement. It is also understood that JJCC is a non-exclusive licensee and, accordingly, VION has the right to enter into other non-exclusive license arrangements with respect to the Licensed Products. VION also agrees not to either (i) amend the Yale License as to adversely effect the rights granted to JJCC under this Agreement or (ii) terminate the Yale License or have the Yale License terminated without the prior written consent of JJCC. VION shall also promptly provide to JJCC copies of any executed amendments to the Yale License. VION further expressly represents and warranties that it has not nor will it disclose to JJCC or its sublicensees any of its know-how nor any know-how of any Third Party.

        6.4 JJCC makes no representation or warranty that it will market Licensed Products under this Agreement. Furthermore, all business decisions including, without limitation, design, manufacture, sale, price and promotion of products covered under this Agreement and the decision whether to sell a particular Licensed Product shall be within the sole discretion of JJCC and/or its sublicensees.

        6.5 VION hereby acknowledges herein that JJCC and its Affiliates already sell a large variety of products and that JJCC and its Affiliates may now or in the future develop or acquire cosmetic and therapeutic products which may serve a similar cosmetic/therapeutic function or compete with Licensed Products. Further, VION recognizes that JJCC and its Affiliates have been actively involved in research and development in the field of skin care and that JJCC and its Affiliates intend to continue with such activities. These activities may result in products that could compete with Licensed Products. Should any such products be developed and/or marketed, they would not be subject to any royalties or other obligations to VION hereunder if it is not a Licensed Product and is not in violation of Article 5 hereof.

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

        6.6 VION hereby represents and acknowledges that JJCC is not obligated under this Agreement to develop or market Licensed Products and that the payments provided by JJCC to VION in Article 3 are in complete satisfaction of any duty, express or implied, imposed upon JJCC to commercially exploit any of the rights and licenses granted hereunder, including without limitation, any obligation on the part of JJCC and/or its sublicensees to exercise any specific level of effort in developing and marketing Licensed Product(s).

        6.7 VION expressly warrants and represents that, at the time of execution of this Agreement, it knows of no Third Party patents or pending applications that would materially affect JJCC's ability to sell Licensed Products nor VION's ability to obtain patent protection for currently pending patent applications included in VION Patent Rights.

        6.8 Each party expressly warrants and represents that, other than, in the case of VION, the Yale License, it has no agreement nor any other obligation to any Third Party that would in any way interfere, hamper or limit its ability to carry out and fulfill its obligations under this Agreement.

        6.9 JJCC hereby represents and warrants as of the Effective Date that it has full right and authority to enter into this Agreement and to carry out the transactions contemplated herein.

                        ARTICLE 7 - TERM AND TERMINATION

        7.1 This Agreement shall commence as of the Effective Date and shall remain in force unless otherwise terminated in accordance with any of the provisions herein, until the last to expire of the VION Patent Rights. Upon expiration of this Agreement, JJCC shall have a fully paid-up, non-exclusive license to make, have made, use, sell, have sold, and import Licensed Products.

        7.2 Upon any breach of, or default under, any material provision of this Agreement by a party, the other party may terminate this Agreement in whole or in part by giving ninety (90) days prior written notice to the breaching party. Said notice shall become effective at the end of such period, unless during said period the breaching party shall cure such breach or default.

        7.3 JJCC shall have the right to terminate this entire Agreement upon thirty (30) days prior written notice to VION.

        7.4 VION or JJCC may terminate this Agreement should the other party commit an act of bankruptcy, be declared bankrupt, voluntarily file or have filed against it a petition for bankruptcy or reorganization unless such petition is dismissed within sixty (60) days of filing, enter into a procedure of winding up to dissolution or should a trustee or receiver be appointed for its business assets or operations. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for the purposes of Section 365(n)of Title 11, U.S. Code ("Bankruptcy Code") license rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that JJCC, as a licensee of such right, under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

        7.5 Upon termination of this Agreement, JJCC shall have the right to sell off any Licensed Product in its inventory provided JJCC pays to VION the running royalties calculated in accordance with Article 3. The rights and obligations of this Section 7.5 shall survive termination of this Agreement.

        7.6 Termination or expiration of this Agreement shall not relieve the parties of any obligation or liability accruing prior to such termination or expiration. Any accrued obligation or liability shall survive termination or expiration of this Agreement. Upon termination, each party agrees upon the written request of the other party to return or destroy all forms of confidential information received from the other party, retaining only one copy of written or electronic confidential information for archival purposes.

                           ARTICLE 8 - INDEMNIFICATION

        8.1 JJCC shall defend, indemnify and hold VION, its directors, officers and employees, harmless from and against any and all claims, suits or demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) ("Losses") arising out of Third Party claims or suits or demands resulting from the development, clinical testing, manufacture, use or sale of Licensed Product by JJCC or its sublicensees.

        8.2 Each party ("Indemnifying Party") shall defend, indemnify and hold the other party and its directors, officers and employees, harmless from and against any and all claims, suits, and demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) arising out of or resulting from the inaccuracy of any representation or the breach by the Indemnifying Party of any warranty, covenant or agreement contained in this Agreement.

        8.3 In the event that any party hereunder seeks indemnification under this Article 8, such party shall: (a) promptly inform the Indemnifying Party of any claim, suit or demand threatened or filed, (b) permit the Indemnifying Party to

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assume direction and control of the defense of claims resulting therefrom
(including the right to settle such claims at the sole discretion of the Indemnifying Party), and (c) cooperate as requested (at the expense of the Indemnifying Party) in the defense of such claims.

        8.4 An Indemnifying Party's (including sublicensees) obligations under this Article 8 shall not extend to any claims, suits or demands for liability, damages, losses, costs and expenses arising from the indemnified party's failure to comply with the terms and conditions of this Agreement or arising from the negligence or willful misconduct of the indemnified party, its agents or employees.

                            ARTICLE 9 - MISCELLANEOUS

         9.1 Any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining (available at www.adr.org), except where those rules conflict with this provision, in which case this provision controls. Any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be an attorney who has at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. He shall be selected within ten days of commencement of the arbitration from the AAA's National Roster of Arbitrators pursuant to agreement or through selection procedures administered by the AAA. The arbitration shall be held in New York and in rendering the award the arbitrator must apply the substantive law of New York (except where that law conflicts with this clause), except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrator. Failing such agreement, the AAA will design and the parties will follow procedures that meet such a time schedule. Each party has the right before or, if the arbitrator cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEYS' FEES OR COSTS.

        9.2 Any delays in or failures of performance by a party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God; acts of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellions; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

        9.3 This Agreement, or any of the rights and obligations created herein, shall not be assigned or transferred, in whole or in part, by either party hereto without the prior written consent of the other party; provided, however, that JJCC and VION each shall have the right to assign this Agreement to any successor of all or substantially all of its business to which this Agreement relates without such prior written consent. Any attempted assignment or transfer of such rights or obligations without such consent, except as provided herein, shall be void.

        9.4 The waiver by a party, whether express or implied, of any provisions of this Agreement, or of any breach or default of a party, shall not be construed to be a continuing waiver of such provision, or of any succeeding breach or default or of a waiver of any other provisions of this Agreement.

        9.5 All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York, U.S.A., without regard to its choice or conflict of law principles.

        9.6 Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The parties shall replace such ineffective provision for such jurisdiction with a valid and enforceable provision which most closely approaches the idea, intent, and purpose of this Agreement, and in particular, the provision to be replaced.

        9.7 VION and JJCC are independent contractors and shall not be deemed to be partners, joint venturers or each other's agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

        9.8 JJCC shall have the right to promote and sell Licensed Product under trademarks selected by JJCC, which trademarks shall be and remain the property of JJCC. Nothing herein shall be deemed to give VION, either during the term of this Agreement or thereafter, any right to JJCC trademarks or their use. Nothing herein shall be deemed to give JJCC, either during the term of this Agreement or thereafter, any right to VION trademarks or their use.

        9.9 It is the mutual desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the matters contained herein, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement, and (ii) supersedes all previous understandings, agreements and representations between the parties, written or oral relating to the subject matter hereof. The parties hereto may from time to time during the continuance of this Agreement modify, vary or alter any of the provisions of this Agreement, but only by written agreement of all parties hereto.

        9.10 All communications, reports, payments and notices required by this Agreement shall be addressed to the partie(s) at their respective address(s) set forth below or to such other address as requested by a party by notice in writing to the other parties.


                If to VION:           Vion Pharmaceuticals, Inc.
                                      Attention: President
                                      Four Science Park
                                      New Haven, CT 06511

                If to JJCC:           Johnson & Johnson Consumer Companies, Inc.
                                      Attention: Vice-President Research and
                                                    Development
                                      199 Grandview Road
                                      Skillman, NJ 08558

            With a copy to:           Chief Patent Counsel
                                      Johnson & Johnson
                                      One Johnson & Johnson Plaza
                                      New Brunswick, New Jersey 08933

        All such notices, reports, payments and communications shall be made by First Class mail or Overnight Delivery, postage prepaid, and shall be considered made as of the date of deposit with the U.S. Post Office or delivery by Overnight Delivery.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


VION PHARMACEUTICALS, INC.            JOHNSON & JOHNSON CONSUMER COMPANIES, INC.


By: /s/ Howard Johnson                By: /s/ J. Neal Matheson
   -----------------------               -----------------------
   Howard Johnson                        J. Neal Matheson
   President and CFO                     Exec. Vice-President RD&E



YALE UNIVERSITY



By: /s/ Jon Soderstrom
   -----------------------------


Name: Jon Soderstrom
     ---------------------------

Title: Managing Director
      --------------------------

                                   APPENDIX A

                               VION PATENT RIGHTS

                            Cosmetic Melanin Patents


Country                                            Patent Number
-------                                            -------------

United States                                      5,744,125
Australia                                          702191
United Kingdom                                     GB0714418
Germany                                            69426204.8
France                                             FR0714418
Italy                                              70422/BE/2000
Belgium                                            BE0714418
Switzerland                                        CH0714418
Austria                                            E197163
Sweden                                             SE0714418
Denmark                                            DK0714418
Luxembourg                                         LU0714418
Netherlands                                        NL0714418
Spain                                              ES0714418
Greece                                             3035168
Monaco                                             MC0714418
Portugal                                           PT0714418
South Africa                                       94/6327
Ireland                                            IE0714418
Mexico                                             192377
Australia                                          702553


                      Cosmetic Melanin Patent Applications

Country                                            Patent Application Number
-------                                            -------------------------

***                                                ***
***                                                ***
***                                                ***











------------------------------
***Confidential

                                   APPENDIX B

                                  YALE LICENSE


Exhibit A: The License Agreement, dated as of September 17, 1990, between Jamcor and Yale.

Exhibit B: The agreement, dated as of December 23, 1991, by and between Yale and Jamcor.

Exhibit C: Subscription, Assignment and Assumption Agreement, dated June 4, 1992, among Jamcor, MelaRx and others.

Exhibit D: The agreement, dated as of August 1, 1992, by and between Yale and MelaRx.

                                                                       EXHIBIT A
                                                                       ---------


                                LICENSE AGREEMENT
                                -----------------


         AGREEMENT made this 17th day of September, 1990 by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut ("YALE"), and Jamcor Pharmaceuticals, Incorporated, a corporation organized and existing under the laws of the State of New York and with principal offices located in New York, NY ("LICENSEE").


                              W I T N E S S E T H :

         WHEREAS, in the course of research conducted under YALE auspices, John
M. Pawelek, a Sr. Research Scientist in the Department of Dermatology of the YALE School of Medicine (the "INVENTOR"), has developed a soluble melanin which is more fully described in United States patent application filed on May 18, 1990, and of Serial Number 525,944 (the "INVENTION"); and

         WHEREAS, pursuant to assignment by the INVENTOR to YALE of all his right, title and interest in and to the INVENTION and any patents resulting therefrom, YALE is the owner of all rights in the INVENTION, subject to rights reserved by the U.S. government; and

         WHEREAS, pursuant to a Research Agreement between LICENSEE and YALE dated April 1, 1987 LICENSEE is entitled to a license to the INVENTION and any further patents resulting therefrom, and YALE is willing to grant such a license to LICENSEE subject to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

                              ARTICLE I DEFINITIONS
                              ---------------------

         As used in this Agreement, the following terms shall be defined as set forth below:

         1.1 The "INVENTION" shall mean the invention entitled "Soluble Melanin", described in U.S. patent application filed on May 18, 1990, and of Serial Number 525,944, copy of which is attached hereto as Exhibit A.

         1.2 "KNOW-HOW" shall mean and include copies and reports of all research studies and related laboratory work performed by the INVENTOR and his associates in connection with developing, testing and using the INVENTION prior to the effective date of this Agreement.

         1.3 "LICENSED PATENTS" shall mean any United States or foreign patent application(s) or patents(s) covering the INVENTION in which Dr. John Pawelek or members of his research group are inventors and which are owned, in whole or in part by YALE during the term of this Agreement, together with any continuations, continuations-in-part, divisional or substitute patents, any reissues of any such applications or patents, and any extension of any such patent.

         1.4 "LICENSED PRODUCTS" shall mean the INVENTION and any products which result from the manufacturing or production or use of the INVENTION wherever sold.

         1.5 "NET SALES" shall mean gross sales of the LICENSED PRODUCTS invoiced by LICENSEE less delivery or shipping costs and less credits or allowances, if any, on account of rejections or returns of LICENSED PRODUCTS previously sold. LICENSED PRODUCTS shall be deemed to have been sold when delivered or shipped, invoiced, or when paid for, whichever is earliest. In the event that LICENSEE shall transfer LICENSED PRODUCTS to a company owned or controlled by or affiliated with LICENSEE and such company retransfers the LICENSED PRODUCTS to a third party within one year of its receipt, then the price charged by the affiliated company to third parties, shall be included in LICENSEE's gross sales. If such affiliated company does not retransfer the LICENSED PRODUCTS within one year, then the higher of i) the price charged by LICENSEE to such affiliate company or ii) the average price charged by LICENSEE to third party customers during such year or, in the absence of sales to third party customers, the fair market price for the LICENSED PRODUCTS, shall be included in LICENSEE's gross sales.

         1.6 "SUBLICENSE INCOME" shall mean the total income received by LICENSEE from or on account of the sublicense of any rights granted to LICENSEE under this Agreement.

         1.7 "EARNED ROYALTIES" shall mean royalties paid or payable by LICENSEE to YALE determined with respect to NET SALES or SUBLICENSE INCOME.

         1.8 "ROYALTY YEAR" shall mean each calendar year during the term of this Agreement.

         1.9 "QUARTER YEAR" shall mean the three-month periods ending March 31, June 30, September 30 and December 31 of each Royalty Year.

         1.10 "LICENSEE" shall include Jamcor Pharmaceuticals, Inc., and;

         a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by Jamcor Pharmaceuticals, Inc.;

         b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of Jamcor Pharmaceuticals, Inc.;

         c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of Jamcor Pharmaceuticals, Inc.

                           ARTICLE II GRANT OF LICENSE
                           ---------------------------

         2.1 YALE hereby grants to LICENSEE, subject to all the terms and conditions of this Agreement, an EXCLUSIVE LICENSE for the terms defined by Sections 3.1 and 3.2 to make, use, sell and practice the INVENTION in the countries where the LICENSED PATENTS are effective or applications are pending, subject to rights required to be granted to the U.S. Government. Notwithstanding the preceding, YALE shall retain the right to make, use and practice the INVENTION for its own internal non-commercial purposes.

         2.2 YALE grants to LICENSEE a NONEXCLUSIVE LICENSE to use the KNOW-HOW world-wide, for a term defined by Section 3.3.

         2.3 YALE grants to LICENSEE the right to grant sublicenses to third parties under terms and conditions at least equal to those contained herein and provided that the terms of this Agreement are included wherever applicable in such sublicenses. LICENSEE's right to sublicense hereunder shall be exclusive to it and such sublicenses shall be coterminable with this Agreement and the license granted to LICENSEE hereunder.

                           ARTICLE III TERM OF LICENSE
                           ---------------------------

         3.1 The term of the EXCLUSIVE LICENSE granted with respect to U.S. LICENSED PATENTS under this Agreement shall be for the life of the applicable patents.

         3.2 The term of any EXCLUSIVE LICENSE granted with respect to any foreign LICENSED PATENTS under this Agreement shall extend for the life of the applicable foreign patent.

         3.3 The term of the license granted with respect to KNOW-HOW shall be for twenty years from the date hereof.

                              ARTICLE IV ROYALTIES
                              --------------------

         As consideration for the rights granted hereunder, LICENSEE shall make the following royalty payments to YALE:

         4.1 During each ROYALTY YEAR of the term of the EXCLUSIVE LICENSE granted with respect to U.S. or foreign LICENSED PATENTS, LICENSEE shall pay to YALE EARNED ROYALTIES equal to seven percent (7%) of NET SALES of LICENSED PRODUCTS which are manufactured, sold or used in countries in which the EXCLUSIVE LICENSE is in effect.

         4.2 During each ROYALTY YEAR of the term of the EXCLUSIVE LICENSE granted with respect to U.S. or foreign LICENSED PATENTS, LICENSEE shall pay to YALE EARNED ROYALTIES equal to (i) seven percent (7%) of sublicense received by LICENSEE until the total Sublicense Income under this Agreement amounts to five million dollars ($5,000,000), (ii) twenty percent (20%) of Sublicense Income on the next five million dollars ($5,000,000), and (iii) fifty percent (50%) of Sublicense Income in excess of ten million dollars ($10,000,000).

         4.3 In addition to any amounts due under EXCLUSIVE LICENSES in foreign countries, during the term of the NONEXCLUSIVE LICENSE, LICENSEE shall pay to YALE an EARNED ROYALTIES of three and one-half percent (3.5%) of NET SALES of LICENSED PRODUCTS which are manufactured, sold or used in the United States.

         4.4 Commencing four years after the date hereof or upon approval by the U.S. Food and Drug Administration to market the LICENSED PRODUCTS, whichever is earlier, and continuing during the term of the EXCLUSIVE LICENSE of U.S. LICENSED PATENTS, LICENSEE agrees to pay to YALE annual Minimum Royalty Payments, irrespective of whether any Sales of the LICENSED PRODUCTS have been made, in the amount of twenty thousand dollars ($20,000) per ROYALTY YEAR, such amounts to be creditable against EARNED ROYALTIES.

         4.5 In addition to any EARNED ROYALTIES otherwise payable hereunder, LICENSEE shall pay to YALE during the term of the KNOW-HOW license an EARNED ROYALTY of one-half of one percent (0.5%) of Net Sales of LICENSED PRODUCTS which are manufactured and sold or used in a country or countries in which no patent protection exists.

                         ARTICLE V PAYMENTS AND REPORT
                         -----------------------------

         5.1 Within thirty (30) days after the end of each QUARTER YEAR, LICENSEE shall furnish to YALE a written report setting forth separately as to LICENSEE and each of its sublicensees, the NET SALES by country of manufacture (and if made in a country in which there are no LICENSED PATENTS, by country in which sold) and the EARNED ROYALTIES payable thereon.

         5.2 In the event that the EARNED ROYALTIES for any QUARTER YEAR are less than one quarter of the Minimum Royalty Payments for such ROYALTY YEAR, then LICENSEE shall include in its report furnished under Section 5.1 the difference between the EARNED ROYALTIES for such period and the applicable Minimum Royalty Payment, and shall pay such difference. If LICENSEE shall have paid Minimum Royalty Payments during any preceding QUARTER YEAR, and the EARNED ROYALTIES for a succeeding QUARTER YEAR of the ROYALTY YEAR shall exceed one quarter of the Minimum Royalty Payments for such ROYALTY YEAR, then LICENSEE shall be entitled to credit against such excess the amount of the Minimum Royalty Payments previously paid and not so credited.

         5.3 The reports required by this Article V shall be certified by an officer of LICENSEE to be correct to the best of LICENSEE's knowledge and information. Each report shall be accompanied by LICENSEE's payment of the amount due, less any taxes required by a governmental agency to be withheld therefrom; provided, however, that YALE shall have the right to contest any such taxes and LICENSEE shall provide reasonable assistance with respect thereto. Such payment shall be due in full regardless of whether LICENSEE's sublicensees have made payments to LICENSEE. All royalties shall be paid to YALE in U.S. Dollars. In the event that conversion from a foreign currency is required in calculating a royalty payment hereunder, the exchange rate used shall be the rate in effect at the end of the last business day of the month just prior to the date payment is required to be made hereunder as published in The Wall Street Journal.

         5.4 If this Agreement should be terminated at any time other than at the end of a QUARTER YEAR or ROYALTY YEAR, the last report and payment shall be made within thirty (30) days after the effective date of such termination, and shall include any EARNED ROYALTIES on NET SALES and any Minimum Payments payable to the date of such report. If the amount of LICENSEE's existing inventory of LICENSED PRODUCTS which had been manufactured but not sold up to the date of termination exceeds a thirty (30) day supply, LICENSEE shall provide YALE with a report setting forth the amount of such inventory at the date of termination, and may elect to continue to render QUARTER YEAR reports on the sales of such existing inventory and to make payments as though the Agreement were still in effect; provided, however, that in any event, LICENSEE shall complete payment of EARNED ROYALTIES thereon within one year from the effective date of termination and shall turn over any such remaining inventory to YALE or YALE's designee within one year from such date.

                          ARTICLE VI BOOKS AND RECORDS
                          ----------------------------

         LICENSEE and its sublicensees shall keep and maintain complete and accurate records and books of account in sufficient detail and form so as to enable determination and verification of EARNED ROYALTIES payable by LICENSEE hereunder. Such records and books of account shall be maintained for a period of no less than three (3) years following the QUARTER YEAR to which they pertain. LICENSEE and each of its sublicensees shall permit such records and books of account to be examined by YALE or YALE's duly appointed agent, to the extent necessary for YALE to verify the amount of royalties payable hereunder. Such examination shall be at YALE's expense, during normal business hours, and upon ten (10) days' prior written notice by YALE.

                          ARTICLE VII PATENT PROTECTION
                          -----------------------------

         7.1 YALE, at LICENSEE's expense, has prepared and filed a U.S. patent application covering the INVENTION. Any taxes, annuities, working fees, maintenance fees, renewal and extension charges with respect to each of the LICENSED PATENTS shall be paid by LICENSEE.

         7.2 YALE, at LICENSEE's expense, shall prepare and file any future patent applications covering the INVENTION on YALE's behalf in the United States and in such foreign countries as are determined by YALE and agreed to by LICENSEE. Determination of which foreign countries in which patent application shall be filed shall be made prior to any statutory bar. Any taxes, annuities, working fees, maintenance fees, renewal and extension charges with respect to each such patent application and patents shall be punctually paid by LICENSEE on behalf of both parties. If LICENSEE does not agree to bear the expense of filing patent applications in any foreign countries in which YALE wishes to obtain patent protection, then YALE may file and prosecute such applications at its own expense and any license granted hereunder shall become Nonexclusive.

         7.3 YALE shall provide to LICENSEE for its review and comment prior to filing copies of all patent applications and substantive patent prosecution documents, provided there is reasonable time to do so. LICENSEE shall provide its comments within twenty (20) days of receipt thereof, which comments shall be advisory and non-binding upon YALE and its patent counsel.

         7.4 In the event LICENSEE determines, as evidenced by an opinion of counsel, that patent rights or protection cannot reasonably be anticipated to be obtained on a United States or foreign patent application due to prior patent rights of third parties or for any other reason, or that further appeal of an adverse decision by a court or agency having jurisdiction is not possible or that further patent prosecution could be unduly expensive with little likelihood of success, LICENSEE shall be entitled, upon written notice to YALE, to cease to bear the expense of further prosecution of such application. In such event, YALE shall have the right to assume, undertake and direct such further prosecution at its own expense and any licenses granted hereunder may be terminated for such country.

         7.5 LICENSEE and its sublicensees shall apply the patent marking notices required by the law of any country where LICENSED PRODUCTS are made, sold or used, to the extent feasible and practical, and in accordance with the applicable patent laws of that country.

                             ARTICLE VIII KNOW-HOW
                             ---------------------

         8.1 YALE has disclosed to LICENSEE the KNOW-HOW by furnishing copies and documentation thereof.

         8.2 The KNOW-HOW, and all parts thereof, shall be and remain the sole and exclusive property of YALE, shall be used by LICENSEE only in connection with and for the term of this Agreement. Except as otherwise agreed to or approved in advance in writing by YALE, LICENSEE shall disclose the KNOW-HOW or any part thereof only to those of its employees and consultants to whom it shall be absolutely necessary in order to facilitate LICENSEE's operations hereunder and who have executed appropriate confidentiality agreements, and LICENSEE shall take reasonable measures to prevent its employees and others from divulging the same.

         8.3 Notwithstanding the foregoing, YALE reserves on behalf of the INVENTOR the right to publish all or any portion of the KNOW-HOW in academic journals and by dissemination at professional meetings.

                 ARTICLE IX DUE DILIGENCE IN COMMERCIALIZATION
                 ---------------------------------------------

         9.1 LICENSEE shall plan and implement appropriate research and development, testing and production efforts directed toward commercialization of the LICENSED SERVICES at the earliest practicable date and shall provide to YALE a copy of such plan. The plan may include the option of subcontracting with one or more companies for implementation. LICENSEE shall not undertake to implement the plan without YALE's approval in writing of the organization(s) which will implement the plan or part thereof; such approval shall not be unreasonably withheld. It will not be considered unreasonable for YALE to withhold approval on the grounds that the proposed alternative plan is inconsistent with the mission and policies of the University, or that the proposed organization lacks the resources and lacks or fails to demonstrate that it can obtain the required experience to implement the plan or part thereof effectively.

         9.2 YALE shall be entitled to terminate this Agreement in accordance with Article XIII if LICENSEE shall fail to start implementing the plan within six months following the date of this Agreement, except if such failure is excused by (i) causes beyond LICENSEE's direct control; (ii) YALE's failure to meet its obligations hereunder; (iii) infringement of third party patents; or
(iv) actions or inaction of any federal or state agency whose approval is required for commercial sales.

         9.3 LICENSEE shall provide periodic status reports to YALE, at least annually, indicating progress and problems to date in commercialization, and a forecast and schedule of major events required to market the services using the LICENSED PRODUCTS, which reports shall be treated as confidential by YALE.

         9.4 If at any time LICENSEE abandons or suspends its efforts to develop and market the LICENSED PRODUCTS for a period exceeding ninety (90) days, LICENSEE shall immediately notify YALE giving reasons therefor and a statement of its intended actions including a plan for reimplementation of development or marketing activities.

                     ARTICLE X INFRINGEMENT AND LITIGATION
                     -------------------------------------

         10.1 LICENSEE shall have the sole obligation to defend the LICENSED PATENTS against infringement or interference by other parties in any country in which an EXCLUSIVE LICENSE is in effect hereunder, including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or interference. LICENSEE shall bring or defend, or, subject to YALE's approval, may settle any such actions solely at its own expense and through counsel of its selection; provided, however, that YALE shall be entitled in each instance to participate through counsel of its selection and at its own expense. YALE shall have no obligation or responsibility with respect to any such infringement action or interference except to provide reasonable assistance to LICENSEE as requested, and LICENSEE shall reimburse YALE for YALE's out-of-pocket expenses in connection with any such assistance. LICENSEE shall be entitled to credit against royalties payable to YALE one-half (1/2) of its out-of-pocket costs in such action at a rate not to exceed fifty percent (50%) of the royalties due YALE in any QUARTER YEAR. Any amounts entitled to be so credited and not previously credited may be carried forward. In the event of a favorable settlement or award of damages, any such uncredited share of the expenses shall be deducted from the amount received, and the remainder shared equally by YALE and LICENSEE. YALE's sole financial obligation with respect to such litigation shall be limited to the right of LICENSEE to credit a portion of the expenses against royalties as provided herein.

         10.2 Notwithstanding the preceding, YALE shall have the sole responsibility to defend the LICENSED PATENTS against infringement in any country in which a NONEXCLUSIVE LICENSE is in effect, and shall file and prosecute, defend or settle, such infringement and declaratory judgment actions at its own expense, through counsel of its selection and with sole discretion as to whether to bring or defend or settle any such action; provided, however, that in the event that YALE shall fail to or bring or defend such an action or otherwise resolve the claim including by grant of a license, within six months following notice of the infringement, LICENSEE, at its discretion, may terminate this Agreement with respect to the country or countries involved.

         10.3 Each party shall promptly notify the other in writing of any claim by a third party, either in the United States or in any foreign country where YALE or LICENSEE shall have applied for patent protection, that the LICENSED PATENTS infringe patent rights of such third party. If the alleged infringement is so that, if the claim were sustained, LICENSEE's competitive position would be threatened, or if LICENSEE is enjoined from exercise of its license hereunder, and if YALE elects not to defend against such claim and not to obtain a license to permit LICENSEE to exercise its license hereunder free of such claim, then LICENSEE may in its own name and at its sole expense defend such a claim and may compromise, settle or otherwise obtain such license, in such manner and on such terms as LICENSEE shall see fit. YALE, at its own expense and through counsel of its selection, may become a party to such defense and/or settlement and compromise. In any event, YALE shall have the right to defend, at its own expense, any such third party claim or action and to settle or compromise the same in such manner as it shall see fit. LICENSEE may participate in such litigation or claim on its behalf at its own expense.

         10.4 In the event LICENSEE is permanently enjoined from exercising its license rights granted hereunder pursuant to an infringement action brought by a third party, or if LICENSEE and YALE elect not to undertake the defense or settlement of such a claim of alleged infringement for a period of six months from notice of such claim or suit, then LICENSEE shall have the right to terminate this Agreement following thirty (30) days' written notice to YALE and in accordance with the terms of Article XIII hereof.

                          ARTICLE XI USE OF YALE'S NAME
                          -----------------------------

         LICENSEE shall not use the name "YALE" or "YALE University" for any purpose without the prior written consent obtained from YALE in each instance except that LICENSEE may factually state without undue prominence that a product is sold or being developed under license agreement with Yale University.

                      ARTICLE XII OWNERSHIP OF IMPROVEMENTS
                      -------------------------------------

         Ownership of the KNOW-HOW and all inventions made by YALE or its employees and covered by the LICENSED PATENTS shall remain with YALE. Ownership of all inventions which relate to the field of art covered by the LICENSED PATENTS which are made solely by LICENSEE, its employees or agents, and not under YALE auspices, and ownership of any corresponding domestic and foreign patent applications and patents, shall remain with LICENSEE; provided, however, that YALE shall have nonexclusive, nontransferable royalty-free license to make, practice and use any materials or methods of said inventions and under any patent applications or patents therefor, for its own noncommercial purposes.

                            ARTICLE XIII TERMINATION
                            ------------------------

         13.1 YALE may terminate this Agreement following the specified period of written notice to LICENSEE in the event LICENSEE:

(i) fails to make, within the forty-five (45) day period set by the notice, any payment which is due and payable pursuant to this Agreement and has been in arrears for more than one (1) month; or

(ii) commits a material breach of any other obligation of this Agreement which is not cured (if capable of being cured) within the thirty (30) day period set by the notice; or

(iii) becomes insolvent or, a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for ninety (90) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of said thirty (30) day period set by the notice; or

(iv) fails to exercise due diligence in bringing the LICENSED PRODUCTS to market in accordance with the plan described in Article IX.

         13.2 LICENSEE shall be entitled to terminate this Agreement upon thirty
(30) days written notice to YALE, in the event of YALE's material breach of any of the provisions of this Agreement, which breach is not cured (if capable of being cured) within the thirty (30) day period set by the notice, or in the event the conditions of Section 10.4 apply.

         13.3 Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LICENSEE under the terms of this Agreement shall terminate, and sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE; provided, however, that LICENSEE shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS or substantially completed LICENSED PRODUCTS, then in its inventory, and shall pay EARNED ROYALTIES thereon as though this Agreement had not terminated, in accordance with the provisions of Article V.

         13.4 Termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE's obligation to pay all EARNED ROYALTIES and Minimum Payments specified by Article IV.

         13.5 The rights provided in this Article XIII shall be in addition and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this Agreement.

         13.6 Waiver by either party of a single default or breach or of a succession of defaults or breaches shall not deprive such party of any right to terminate this Agreement pursuant to the terms hereof upon the occasion of any subsequent default or breach.

              ARTICLE XIV NO WARRANTIES; INDEMNIFICATION; INSURANCE
              -----------------------------------------------------

         14.1 YALE makes no representations or warranties that any Licensed Patent is valid, or that the Know-how or the manufacture, use, sale or other disposal of the LICENSED PRODUCTS does not infringe upon any patent or other rights not vested in YALE.

         14.2 YALE MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OF FITNESS OF THE LICENSED PRODUCTS FOR A PARTICULAR PURPOSE, and LICENSEE and its sublicensees shall make no statements, representations or warranties whatsoever to any third parties which are inconsistent with such disclaimer by YALE.

         14.3 LICENSEE shall defend, indemnify and hold harmless YALE, its fellows, officers, employees, and agents, from and against any and all claims, demands, damages, losses and expenses of any nature (including attorney's fees), included, but not limited to death, personal injury, illness, property damage or products liability arising from or in connection with any of the following: (i) the use by LICENSEE or its sublicensees of any method or process related to the LICENSED PATENTS; or (ii) any use, sale or other disposition on any of the LICENSED PRODUCTS by LICENSEE or its sublicensees and/or other transferees or any statement, representation or warranty of LICENSEE or its sublicensees or other transferees with respect thereto; or (iii) the use of the LICENSED PRODUCTS by any person.

         14.4 LICENSEE shall purchase and maintain in effect or shall require its sublicensees to purchase and maintain in effect a policy of products liability insurance covering all claims with respect to any LICENSED PRODUCTS manufactured or sold within the term of any license granted hereunder, which policy shall (i) be in at least such amounts as are customary in the industry for similar products, (ii) provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have, (iii) provide at least 30 days notice to YALE of cancellation, and (iv) include YALE and YALE's directors, officers and employees as additional named insureds. LICENSEE shall furnish a certificate of such insurance to YALE on or before the date of first sale or use of any LICENSED PRODUCTS.

                               ARTICLE XV NOTICES
                               ------------------

         Any notice required by this Agreement shall be sent by Registered or Certified U.S. Mail, or by telex or cable and shall be deemed delivered if sent to the following addresses of the respective parties or such other address as is furnished by proper notice to the other party:

FOR YALE:                                      FOR LICENSEE:

YALE UNIVERSITY                                LICENSEE Pharmaceuticals, Inc.

Office of Cooperative Research                 420 Lexington Avenue
P.O. 6666                                      Suite 1645
New Haven, CT 06511                            New York, NY 10170


                        ARTICLE XVI LAWS AND REGULATION
                        -------------------------------

         LICENSEE and its sublicensees shall comply with all foreign and United States federal, state, and local laws, regulations, rules, and orders applicable to the license granted hereunder, and to the patenting, testing, production, transportation, export, packaging, labelling, sale and use of the LICENSED PRODUCTS, or otherwise applicable to LICENSEE's and sublicensees' activities hereunder. YALE shall have the right to require LICENSEE to furnish, from time to time, evidence of such compliance, in such form as YALE may reasonably deem satisfactory. Failure to comply with the terms of this Article XVI shall constitute a material breach of this Agreement.

                           ARTICLE XVII MISCELLANEOUS
                           --------------------------

         17.1 In the event that any further lawful performance of this Agreement or any part thereof by any party hereto shall be rendered impossible by, or as a consequence of, any law or administrative ruling of any government or political subdivision thereof having jurisdiction over such party, any failure to perform occasioned thereby shall not constitute a material breach unless the application of such law or such ruling is the result of failure to comply with laws or regulations as required by Article XVI.

         17.2 Any delays in or failure by either party in performance of any obligations hereunder shall be excused if and to the extent caused by such occurrences beyond such party's reasonable control, including but not limited to such occurrences as acts of God, strikes or other labor disturbances, war, and other causes which cannot reasonably be controlled by the party who failed to perform.

         17.3 This Agreement may not be amended except by written agreement signed by both of the parties, and shall not be assigned by LICENSEE except upon the advance written consent of YALE.

         17.4 This Agreement shall be governed by in accordance with the laws of the state of Connecticut except where the federal laws of the United States and of foreign countries are applicable and have precedence.

         17.5 The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered void, invalid, or unenforceable, such shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire Agreement as to either party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

YALE UNIVERSITY                            JAMCOR PHARMACEUTICALS, INC.

By:      /s/ Janet Ackerman                 By:      /s/ Joel B. Grae
   ---------------------------------           -------------------------------
Its:     Associate VP-Finance               Its:     President
    --------------------------------            ------------------------------
Date:    September 17, 1990                 Date:    August 30, 1990
     -------------------------------             -----------------------------

                                                                       EXHIBIT B
                                                                       ---------

         THIS AGREEMENT, dated as of December 23, 1991, by and between YALE UNIVERSITY ("Yale") and JAMCOR PHARMACEUTICALS, INC. ("Jamcor").


                              W I T N E S S E T H:

         WHEREAS, Yale and Jamcor have entered into a Research Agreement, dated July 1, 1988 (the "Research Agreement"), under which Jamcor is to provide funding for and Yale is to conduct certain research in the field of dermatology;

         WHEREAS, Yale and Jamcor have entered into a License Agreement, dated September 23, 1988 (the "Melanoma Treatment License"), under which Yale exclusively licensed to Jamcor a Yale-owned invention relating to treatment of melanoma; and

         WHEREAS, Yale and Jamcor have entered into a License Agreement, dated March 1, 1990 (the "Tanning Enhancers (1) License"), under which Yale exclusively licensed to Jamcor a Yale-owned invention relating to tanning enhancers;

         WHEREAS, Yale and Jamcor have entered into a License Agreement, dated February 8, 1989 (the "Tanning Enhancers (2) License"), under which Yale exclusively licensed to Jamcor a Yale-owned invention relating to tanning enhancers;

         WHEREAS, Yale and Jamcor have entered into a License Agreement, dated September 17, 1990 (the "Soluble Melanin License"), under which Yale exclusively licensed to Jamcor a Yale-owned invention relating to soluble melanin;

         WHEREAS, Yale and Jamcor have entered into a License Agreement, dated September 17, 1990 (the "Depigmentation License"), under which Yale exclusively licensed to Jamcor a Yale-owned invention relating to decreasing melanin content and skin and hair;

         WHEREAS, Yale and Jamcor wish to amend the above-mentioned agreements as provided herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Yale and Jamcor hereby agree as follows:

         1. Cure of Defaults under the Research Agreement. Upon execution of this agreement, Jamcor will pay Yale the sum of $112,750, which sum was due under the Research Agreement on August 1, 1991, plus the sum of $112,750, which sum was due under the Research Agreement on October 1, 1991, plus the sum of $112,750, which sum is due under the Research Agreement on January 1, 1992, for a total payment of $338,250. All such sums will be paid by check made payable to Yale University, including reference to Dr. John Pawelek and sent to Verna Lingis, Office of Grant and Contract Administration, Yale School of Medicine, P.O. Box 3333, New Haven, CT 06510. Upon payment in full of all such sums, Jamcor shall be deemed to have cured its payment defaults.

2.       Amendment of the Research Agreement.

         a. A new paragraph 25 is added to the Research Agreement, as follows:

                  25.      Default.

                  (a) The Sponsor will be in default if any payment due under this Agreement is not received in full on its due date, or if the Sponsor materially breaches any other obligation under this Agreement. In the case of payment defaults, the Sponsor shall have fifteen (15) business days from the date of receipt of written notice of such payment default, or twenty-five (25) business days from the date of mailing of such notice, whichever is shorter, to cure the default. In the case of defaults other than payment defaults, the Sponsor shall have thirty (30) business days from the date of receipt of written notice of the default to cure the default if the default is capable of cure within such period, and otherwise to commence efforts to cure it, provided that such efforts are diligently pursued thereafter until the default is cured. In the case of either payment defaults or other defaults, if the default is not cured in full by the end of such cure period, the University may terminate this Agreement by written notice, effective on the date of such notice or such later date as the University may specify.

                  (b) Upon termination of the Agreement by the University for the Sponsor's default, the Sponsor shall continue to be responsible for all obligations incurred before the effective date of the termination, and shall also be responsible for costs associated with early termination as provided in paragraph 12(d). In addition, the University shall have any remedies provided by law.

         c. A new paragraph 26 is added to the Research Agreement, as follows:

                  26. Option to Extend Agreement. If as of June 30, 1992, the Agreement is in effect, and the Sponsor is not and has not since January 1, 1992 been in default, the Sponsor will have the option, exercisable by written notice given no later than July 31, 1992, to extend the term of this Agreement for a period of five (5) years, commencing on July 1, 1993 and ending on June 30, 1998. If the Sponsor exercises this option, the Agreement, as amended, will be extended on the same terms and conditions except that (i) the amount of funding provided under paragraph 4 and Exhibit D shall be revised to reflect the needs of the research at the time, including full payment of indirect costs of the research, and (ii) paragraph 4(b) shall be revised to provide for 100% of each year's funding to be paid in advance on July 1 of that year, and (iii) paragraph 8(f) will be deleted. As provided in paragraph 12 of the Agreement, the extended Agreement may be terminated by either party, upon one year's written notice.

         d. In all other respects, the Research Agreement remains unchanged and in full force and effect.

         3. Amendment of Melanoma Treatment License. Paragraph 13.1 of the Melanoma Treatment License is renumbered 13.1(a), and a new Paragraph 13.1(b) is added, as follows:

                  13.1(b) This Agreement will be terminated if at any time the Research Agreement dated July 1, 1988 between YALE and LICENSEE, as amended (the "Research Agreement"), is terminated for Sponsor's default. The termination of this Agreement will be effective on the effective date of termination of the Research Agreement, unless YALE notifies LICENSEE in writing that it does not wish to terminate this Agreement or that it wishes to provide a different effective date of termination of this Agreement. Notice of termination of the Research Agreement shall be deemed sufficient notice of termination of this Agreement, and LICENSEE shall have no opportunity to cure except for the opportunity, if any, provided under the Research Agreement for the default in question. For purposes of this termination for LICENSEE's default.

In all other respects, the Melanoma Treatment License will remain unchanged and in full force and effect.

         4. Amendment of the Tanning Enhancers (1) License. Paragraph 13.1 of the Tanning Enhancers (1) License is renumbered 13.1(a), and a new Paragraph 13.1(b) is added, as follows:

                  13.1(b) This Agreement will be terminated if at any time the Research Agreement dated July 1, 1988 between YALE and LICENSEE, as amended (the "Research Agreement"), is terminated for Sponsor's default. The termination of this Agreement will be effective on the effective date of termination of the Research Agreement, unless YALE notifies LICENSEE in writing that it does not wish to terminate this Agreement or that it wishes to provide a different effective date of termination of this Agreement. Notice of termination of the Research Agreement shall be deemed sufficient notice of termination of this Agreement, and LICENSEE shall have no opportunity to cure except for the opportunity, if any, provided under the Research Agreement for the default in question. For purposes of this Agreement, termination under this paragraph 13.1(b) shall be deemed to be a termination for LICENSEE's default.

In all other respects, the Tanning Enhancers (1) License will remain unchanged and in full force and effect.

         5. Amendment of the Tanning Enhancers (2) License. Paragraph 13.1 of the Tanning Enhancers (2) License is renumbered 13.1(a), and a new Paragraph 13.1(b) is added, as follows:

                  13.1(b) This Agreement will be terminated if at any time the Research Agreement dated July 1, 1988 between YALE and LICENSEE, as amended (the "Research Agreement"), is terminated for Sponsor's default. The termination of this Agreement will be effective on the effective date of termination of the Research Agreement, unless YALE notifies LICENSEE in writing that it does not wish to terminate this Agreement or that it wishes to provide a different effective date of termination of this Agreement. Notice of termination of the Research Agreement shall be deemed sufficient notice of termination of this Agreement, and LICENSEE shall have no opportunity to cure except for the opportunity, if any, provided under the Research Agreement for the default in question. For purposes of this Agreement, termination under this paragraph 13.1(b) shall be deemed to be a termination for LICENSEE's default.

In all other respects, the Tanning Enhancers (2) License will remain unchanged and in full force and effect.

         6. Amendment of the Soluble Melanin License. Paragraph 13.1 of the Soluble Melanin License is renumbered 13.1(a), and a new Paragraph 13.1(b) is added, as follows:

                  13.1(b) This Agreement will be terminated if at any time the Research Agreement dated July 1, 1988 between YALE and LICENSEE, as amended (the "Research Agreement"), is terminated for Sponsor's default. The termination of this Agreement will be effective on the effective date of termination of the Research Agreement, unless YALE notifies LICENSEE in writing that it does not wish to terminate this Agreement or that it wishes to provide a different effective date of termination of this Agreement. Notice of termination of the Research Agreement shall be deemed sufficient notice of termination of this Agreement and LICENSEE shall have no opportunity to cure except for the opportunity, if any, provided under the Research Agreement for the default in question. For purposes of this Agreement, termination under this paragraph 13.1(b) shall be deemed to be a termination for LICENSEE's default.

In all other respects, the Soluble Melanin License will remain unchanged and in full force and effect.

         7. Amendment of the Depigmentation License. Paragraph 13.1 of the Depigmentation License is renumbered 13.1(a), and a new Paragraph 13.1(b) is added, as follows:

                  13.1(b) This Agreement will be terminated if at any time the Research Agreement dated July 1, 1998 between YALE and LICENSEE, as amended (the "Research Agreement"), is terminated for Sponsor's default. The termination of this Agreement will be effective on the effective date of termination of the Research Agreement, unless YALE notifies LICENSEE in writing that it does not wish to terminate this Agreement or that it wishes to provide a different effective date of termination of this Agreement. Notice of termination of the Research Agreement shall be deemed sufficient notice of termination of this Agreement and LICENSEE shall have no opportunity to cure except for the opportunity, if any, provided under the Research Agreement for the default in questions. For purposes of this Agreement, termination under this paragraph 13.1(b) shall be deemed to be a termination for LICENSEE's default.

In all other respects, the Depigmentation License will remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         Signed and Delivered in the Presence of:       YALE UNIVERSITY



                                                        By: /s/ Janet Ackerman
         -----------------------------------------         ---------------------



         -----------------------------------------

                                                        JAMCOR PHARMACEUTICALS,
                                                        INC.

         -----------------------------------------



                                                        By: /s/ Jacob A. Melnick
         -----------------------------------------         ---------------------
                                                            President

                                                                       EXHIBIT C
                                                                       ---------

                SUBSCRIPTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

         SUBSCRIPTION, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated June 4, 1992, among Jamcor Pharmaceuticals, Inc. ("Jamcor"), a New York corporation, MelaRx Pharmaceuticals, Inc.., a Delaware corporation ("MelaRx"), Britshire Ltd., a New York corporation ("Britshire"), Joel B. Grae, Marlena Grae, Seth Grae and David Grae (collectively, "Grae"), having a mailing address of 7 Boxwood Lane, Rye, New York 10580, and Jacob A. Melnick, Rosalin Melnick and Jamcor, Inc., a New York corporation ("JI") (Jacob and Rosalin Melnick and JI are, collectively, "Melnick"), having a mailing address c/o Generosa & Carusona, 47 Mineola Boulevard, Mineola, NY 11501.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Jamcor and Britshire together own 100% of all right, title and interest in and to the contract and other rights of Jamcor under (a) the Research Agreement, dated July 1, 1988, between Yale University ("Yale") and Jamcor, as amended by amendment, dated December 23, 1991 (the "Research Agreement"), and (b) the license agreements between Yale University and Jamcor that were entered into in accordance with the Research Agreement, were amended by amendment dated December 23, 1991, and are identified on Schedule A hereto (the "License Agreements") (the Research Agreement, the License Agreements, and all rights in any patents, inventions, copyrights, licenses and other rights of any kind arising from or in any way related to the Research Agreement and License Agreements, being hereinafter collectively referred to as the "Yale Rights"); and

         WHEREAS, Jamcor has nurtured prospective contractual relations, which are now at various stages of development, relating to the commercialization of the Yale Rights including relations, discussions and negotiations with BluBlocker Corporation, Advanced Polymer Systems, Inc. and Schering Corporation (all of such prospective contractual relations referred to as the "Prospects"); and

         WHEREAS, Jamcor and Britshire recently caused MelaRx to be formed and now desire to Transfer and assign to MelaRx all right, title and interest in and to the Yale Rights and the Prospects on the terms and subject to the conditions set forth herein, including the assumption by MelaRx of all of Jamcor's obligations under the Research Agreement and License Agreements and the issuance by MelaRx to Jamcor and Britshire of shares of MelaRx Common Stock which will constitute 100% of MelaRx's outstanding capital stock upon such issuance; and

         WHEREAS, the portion of the Yale Rights owned by Britshire is unencumbered and the remaining portion of the Yale Rights and all of the Prospects which are owned by Melnick and Grae are encumbered and will he transferred under this Agreement to MelaRx subject to liabilities aggregating $506,859.64, plus interest of approximately $9,240 (defined below as the "Assumed Debt"): and

         WHEREAS, Melnick and Grae are the sole shareholders of Jamcor;

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

         1. Transfer and Assignment. Effective immediately, (a) Britshire hereby irrevocably transfers and assigns to MelaRx all of its right, title and interest in and to the Yale Rights, free and clear of any lien, charge, security interest or other encumbrance of any kind, and (b) Jamcor hereby irrevocably transfers and assigns to MelaRx all of its right, title and interest in and to the Yale Rights and the Prospects, free and clear of any lien, charge, security interest or other encumbrance of any kind, subject only to the Assumed Debt.

         2. Assumption of Liabilities. MelaRx hereby assumes, and agrees to pay, perform and discharge, any and all debts, liabilities, obligations or commitments arising under the Research Agreement and License Agreements from and after the date of this Agreement, including the obligation to provide funds to Yale for research under the Research Agreement; provided, however, that MelaRx is not hereby assuming any obligation or liability arising from or relating to the Research Agreement, License Agreements or the Prospects prior to the date of this Agreement, or any other liability or obligation, with the exception of the payment of indebtedness to (i) D.H. Blair Investment Banking Corp. ("Blair") for loans made by Blair to fund research under the Research Agreement which are evidenced by a promissory note issued March 31, 1992 by Jamcor in the principal amount of $461,979 and bearing interest at 12% per annum, (ii) BDO Seidman of $17,437.12 for services rendered, (iii) Regis Chemical Company, Inc. of $20,127 for chemicals used by Yale, and (iv) Sprung Horn Kramer & Woods of $7,316.52 for services rendered (collectively, the "Assumed Debt").

         3. MelaRx Shares; Agreement.

            (a) Issuance and Delivery. In consideration of the transfer and assignment to MelaRx of all right, title and interest in and to the Yale Rights and the Prospects, simultaneously with the execution and delivery of this Agreement, MelaRx is issuing and delivering an aggregate of 7,372,000 shares of its Common Stock, $.0001 par value ("MelaRx Shares"), represented by certificates registered in the names and for the number of shares as follows:

                                                        Number of
       Name of Owner                                  MelaRx Shares
       -------------                                  -------------

       Jamcor Pharmaceuticals, Inc.                     3,672,000
       Britshire Ltd.                                   3,700,000
                                                        ---------

                                  Total                 7,372,000
                                                        ---------

            (b) Acknowledgment of Receipt. Jamcor acknowledges receipt of a MelaRx stock certificate for the number of MelaRx Shares set forth above opposite its name (the "Jamcor Shares"). Britshire acknowledges receipt of a MelaRx stock certificate for the number of MelaRx shares set forth above opposite its name (the "Britshire Shares").

         4. Jamcor, Grae and Melnick Representations and Warranties. Jamcor, Melnick, and Grae jointly and severally, represent and warrant to MelaRx and
Britshire:

            (a) Title. MelaRx is acquiring from Jamcor all of Jamcor's right, title and interest in and to the Yale Rights and the Prospects, free and clear of any lien, charge, security interest or other encumbrance of any kind, including, but not limited to, any claims of' creditors of Jamcor, Melnick or Grae, subject only to the Assumed Debt. Britshire is the only party that has acquired any of Jamcor's right, title or interest in and to the Yale Rights.

            (b) Agreements in Full Force and Effect. The Research Agreement and the License Agreements are each in full force and effect as of the date hereof and constitute the only agreements to which Jamcor and Yale are parties relating to the Yale Rights. Complete and correct copies of the Research Agreement and the License Agreements have heretofore been delivered to MelaRx. Neither Jamcor nor, to the knowledge of Jamcor, Grae and Melnick, Yale has breached any provision of, and is not in default under, the Research Agreement or any of the License Agreements.

            (c) Organization; Corporate Authority, Etc. Jamcor is a corporation duly organized, existing and in good standing under the laws of the State of New York. Jamcor has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action required on the part of Jamcor and its respective shareholders. The prior assignment by Jamcor of 50% of the Yale Rights to Britshire has been duly authorized by all necessary corporate action required on the part of Jamcor and its shareholders, Melnick and Grae are the sole shareholders of Jamcor and no other party has any right, option or other right to acquire any capital stock of Jamcor from any of Melnick, Grae or Jamcor.

            (d) Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of each of JI and Jamcor and is enforceable against them, respectively, in accordance with its terms.

            (e) No Violation. The execution, delivery and performance of this Agreement will not (1) violate any provision of law or statute or, to the knowledge of Jamcor, Melnick and Grae, any order of any court or other agency of government or (2) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under JI's or Jamcor's Certificate of Incorporation or By-Laws or the Research Agreement, any of the License Agreements, or any patent or other proprietary right, instrument or other agreement relating to the Yale Rights or to which Jamcor, Melnick or Grae is a party or by which their respective assets or properties are bound or affected.

            (f) Jamcor Balance Sheet; No Undisclosed Liabilities. Jamcor has delivered to MelaRx an unaudited balance sheet of Jamcor as at April 30, 1992 (the "Balance Sheet"). The Balance Sheet is true, complete and accurate in all material respects and fairly presents the assets, liabilities and financial condition of Jamcor as of its date. Jamcor does not have any assets or liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Balance Sheet, except for liabilities incurred in the ordinary course of business since the date of the Balance Sheet, which in the aggregate do not exceed $25,000.

            (g) Consents. The only consents required in order to effectuate the assignment and assumption contemplated by this Agreement are the consent of Yale, which Jamcor is using, and will continue to use, its best efforts to obtain and deliver to MelaRx as soon as practicable, and the consent of the directors and stockholders of and Jamcor, which have been obtained and remain in full force and effect at the date of this Agreement. None of Jamcor, Melnick and Grae has any reason to believe that the consent of Yale will not be promptly delivered to MelaRx.

            (h) Intellectual Property. Attached hereto as Schedule B is a true and complete list of the patents, registered copyrights and applications therefor that have resulted from the research conducted under the Research Agreement (collectively, the "Registered Rights"). Schedule B accurately identifies and describes the Registered Rights (including, the serial, patent or registration numbers, country, and filing or issue dates). Except for those rights shared with or reserved by Yale under the Research Agreement and License Agreements (the "Shared/Reserved Rights"), MelaRx is acquiring hereunder the sole, exclusive and unimpaired right to use the Registered Rights and all know-how and other intellectual property resulting from the research conducted under the Research Agreement (collectively, the `Intellectual Property"). None of Jamcor, Grae or Melnick has any knowledge of any claim asserted by any person to the use of the Intellectual Property (with the exception of Yale pursuant to the Research Agreement and License Agreements and the patent rights shares with Schering Plough under U.S. Patent No. 4,508,706) or challenging or questioning the validity or effectiveness thereof or of any of the License Agreements and none of Jamcor, Grae or Melnick knows of any valid basis for any such claim. The use of the intellectual Property by MelaRx will not infringe on the rights of any person; provided, however, this representation and warranty shall terminate on the third anniversary of the date of this Agreement and further, no representation and warranty is made or to be inferred that any pending patent application will result in an issued patent. Jamcor, Grae and Melnick have no knowledge of any sublicense or encumbrance by Yale of the Shared/Reserved Rights.

            (i) Litigation. Except for the action captioned Sursum Corda Pavilions, Inc. v. Arthur G. Isack and Arthur G. Isack v. Sursum Corda Properties, Inc., Sursum Corda Properties, Jamcor Pharmaceuticals, Inc., Jamcor Realty in New Jersey, Inc., B. & J.G. Corporation, Evans Development of New York, Inc., Jamcor, Inc., J.A., Melnick, Joel Grae and Lewis Evangelista pending in the Supreme Court of the State of New York (the "Isack Suit"), none of Jamcor, Melnick or Grae knows of any pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission involving Jamcor, Melnick or Grae or which questions or challenges the validity of this Agreement or any action taken or to be taken by Jamcor, Melnick or Grae, pursuant to this Agreement; and no valid basis exists for any such action, proceeding or investigation. Jamcor has no liability with respect to the Isack Suit because Jamcor was released from all liability by Arthur Isack, pursuant to the Employment Agreement, dated June 14, 1988, between Jamcor and Arthur Isack and the assignment, dated December 15, 1988, of such Employment Agreement. Neither Jamcor nor any of its officers, directors, shareholders or employees has incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

            (j) Disclosure. The representations and warranties of Jamcor, Melnick and Grae in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made with respect thereto, in light of the circumstances under which they were made, not misleading.

         5. Britshire Representations and Warranties. Britshire represents and warrants to Jamcor, Melnick, Grae and MelaRx:

            (a) Title. MelaRx is acquiring from Britshire all of Britshire's right, title and interest in and to the Yale Rights free and clear of any lien, charge, security interest or other encumbrance of any kind, including, but not limited to, any claims of creditors of Britshire.

            (b) Organization; Corporate Authority, Etc. Britshire is a corporation duly organized, existing and in good standing under the laws of the State of New York, Britshire has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action required on the part of Britshire and its shareholders.

            (c) Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of Britshire and is enforceable against Britshire in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

            (d) No Violation. The execution, delivery and performance of this Agreement will not (1) violate any provision of law or statute or, to the knowledge of Britshire, any order of any court or other agency of government or
(2) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under Britshire's Certificate of Incorporation or By-Laws or any agreement or instrument to which Britshire is a party or by which its assets or properties are bound or affected.

            (e) Litigation. None of Britshire or its shareholders, officers or directors knows of any pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission involving Britshire or which questions or challenges the validity of this Agreement or any action taken or to be taken by Britshire pursuant to this Agreement. Neither Britshire nor any of its officers, directors, shareholders or employees has incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

            (f) Disclosure. The representations and warranties of Britshire in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made with respect thereto, in light of the circumstances under which they were made, not misleading.

         6. Representations and Warranties of Recipients of MelaRx Shares. Jamcor represents and warrants to MelaRx as to the Jamcor Shares and Britshire represents and warrants to MelaRx as to the Britshire Shares:

            (a) Such shares are being acquired for the sole account of the registered owner(s) thereof.

            (b) Since none of such shares have been registered under the Securities Act of 1933 ("Securities Act") or any state securities laws ("State Laws") in reliance upon an exemption for private offerings, such shares will not be resold or otherwise disposed of unless they are subsequently registered under the Securities Act and State Laws or, in the opinion of counsel to MelaRx, an exemption from registration is available; accordingly, the certificates representing such shares will bear a restrictive legend to such effect.

            (c) The registered owner of such shares has no right to require MelaRx (and, accordingly, MelaRx has no obligation) to register such shares under the Securities Act or State Laws and is, therefore, prepared to hold such shares indefinitely.

         7. MelaRx's Representations and Warranties. MelaRx represents and warrants to Jamcor, Melnick, Grae and Britshire:

            (a) Organization, Corporate Authority, Etc. MelaRx is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. MelaRx has full corporate power and authority to enter into and to perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action required on the part of MelaRx.

            (b) Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of MelaRx and is enforceable against MelaRx in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

            (c) No Violation. The execution, delivery and performance of this Agreement will not (1) violate any provision of law or statute, or to MelaRx's knowledge, any order of any court or other agency of government, or (2) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute, with due notice or lapse of time or both, a default under MelaRx's Certificate of Incorporation or By-Laws or any agreement or instrument to which MelaRx is a party or by which it or its properties is bound or may be affected.

            (d) No Undisclosed Liability. Immediately prior to the execution and delivery of this Agreement, MelaRx did not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) except as described in Schedule C hereto.

            (e) Authorized and Issued. The MelaRx Shares have been duly and validly authorized, are validly issued, fully paid and non-assessable and constitute the only issued and outstanding shares of MelaRx at the date of this Agreement.

            (f) Litigation. None of MelaRx or its shareholders, officers or directors knows of any pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission involving MelaRx or which questions or challenges the validity of this Agreement or any action taken or to be taken by MelaRx pursuant to this Agreement.

         8. Further Assurances. Subject to applicable law, the parties hereto shall execute, acknowledge and deliver all such further assignments, assumptions, releases and such other instruments and take such further actions (including obtaining opinions of counsel reasonably satisfactory to MelaRx), as may be necessary or appropriate more fully to assure to MelaRx or its successors or assigns all of the rights, titles, interests, powers and privileges transferred and assigned or intended to be assigned to MelaRx hereby and more fully to assure to Jamcor, Melnick and Grae or their successors or permitted assigns the assumption by MelaRx of the liabilities and obligations assumed by MelaRx hereby.

         9. Survival; Indemnification.

            (a) The representations and warranties set forth in this Agreement shall survive the delivery of this Agreement. Each party hereto (the "Indemnifying Party") agrees to hold each other party and such other party's directors, officers, employees, agents, counsel and controlling persons, and their respective heirs, representatives, successors and assigns (collectively, the "Indemnified Parties"), harmless and to indemnify the Indemnified Parties against all liabilities, costs and expenses incurred by the Indemnified Parties as a result of any breach of any representation and warranty made by the Indemnifying Party, in each instance, notwithstanding any investigation made or knowledge acquired, before or after the date of this Agreement, by the Indemnified Parties; provided, however, that such indemnification shall be a joint and several liability of Jamcor, Melnick and Grae solely with respect to breaches of warranties made jointly and severally by them.

            (b) Jamcor, Melnick and Grae also agree to indemnify and hold harmless MelaRx and Britshire and their respective directors, officers, employees, agents, counsel and controlling persons and their respective heirs, representatives, successors and assigns from and against all liabilities, costs and expenses incurred by MelaRx or Britshire as a result of any creditor of Jamcor, Melnick or Grae asserting any obligation or liability against MelaRx or Britshire arising from or relating to the Research Agreement, License Agreements or the Prospects prior to the date of this Agreement, or any other liability or obligation of Jamcor, Melnick or Grae that is not included in the Assumed Liabilities and notwithstanding any investigation made or knowledge acquired, before or after the date of this Agreement, by MelaRx or Britshire.

         10. Miscellaneous.

            (a) Binding Effect. This Agreement shall inure to the benefit of and be binding upon Jamcor, JI, MelaRx and Britshire and their respective successors and assigns, and Grae and Jacob A. and Rosalin Melnick and their respective permitted assigns, personal representatives and heirs.

            (b) Entire Agreement. This Agreement and the agreement referred to in clause (ii) of paragraph 3(a) constitute the entire agreement, and terminate and supersede, in their entirety, all other agreements by which any party hereto is bound or under which any party hereto is a beneficiary with respect to the subject matter thereof.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

            (d) No Waiver. No purported waiver by any party of any default by any other party under any term or provision contained herein shall be deemed a waiver of such default unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision of this Agreement. This Agreement may not be changed orally.

            (e) Captions. The captions and section numbers in this Agreement are for the convenience of reference only and are not to affect the construct of, or be taken into consideration in interpreting, any provision of this Agreement.

            (f) Agreement Cancelable. MelaRx shall have the right, in its sole discretion, to cancel this Agreement in the event the consent of Yale contemplated by paragraph 4(g) of this Agreement is not obtained. Such right shall be exercisable by giving written notice to Jamcor, Melnick and Grae at any time after June 9, 1992. The provisions of this paragraph shall not limit or otherwise affect MelaRx's or Britshire's right to exercise any remedy it may have against Jamcor, Melnick or Grae for any breach of this Agreement.

            (g) Section 351 and 368. The parties intend that the transactions contemplated by this Agreement shall constitute transactions described in
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), as to Britshire and either Section 368(a)(i)(C) of the Code or Section 351 of the Code as to Jamcor, and agree that, on the date hereof, the unencumbered value of the Yale Rights is $100,000 and the unencumbered value of the Prospects is $500,000. The parties agree to report the transactions for Federal, state and local income tax and for all other purposes as completed on the date hereof and consistent with the intent of the immediately preceding sentence.

            (h) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


                                  JAMCOR PHARMACEUTICALS, INC.

                                  By: /s/ Joel B. Grae
                                     ----------------------------------
                                     Authorized Signatory

                                  MELARX PHARMACEUTICALS INC.

                                  By: /s/ Kalman Renov
                                     ----------------------------------
                                     Authorized Signatory


                                  BRITSHIRE LTD.

                                  By: /s/ Kalman Renov
                                     ----------------------------------
                                     Authorized Signatory


                                   /s/ Joel B. Grae
                                  -------------------------------------
                                  Joel B. Grae


                                  /s/ Marlena Grae
                                  -------------------------------------
                                  Marlena Grae


                                  /s/ Seth Grae
                                  -------------------------------------
                                  Seth Grae


                                  /s/ David Grae
                                  -------------------------------------
                                  David Grae


                                  /s/ Jacob A. Melnick
                                  -------------------------------------
                                  Jacob A. Melnick


                                  /s/ Rosalin Melnick
                                  -------------------------------------
                                  Rosalin Melnick

                                  JAMCOR, INC.

                                  By: /s/ Jacob A. Melnick
                                     ----------------------------------
                                     Authorized Signatory

                                   SCHEDULE A

1. Agreement dated September 23, 1988 covering composition and method for the treatment of Melanoma.

2. Agreement dated February 8, 1989 covering Yale's undivided interest (shared with Schering-Plough) in PPD for use in the production of first generation skin tanning enhancers.

3. Agreement dated March 1, 1990 covering production of second generation skin tanning enhancers (dopa phosphonates).

4. Agreement dated September 17, 1990 covering invention for use in the production of products used to decrease the melanin content in skin and hair.

5.  Agreement dated September 17, 1990 covering soluble melanin.

6. Amendment Agreement, dated December 23, 1991, amending Agreements Nos. 1-5 listed above.

7. Agreement dated _______, 1992 covering a composition and method for whitening skin. [To be executed and delivered.]

                                   SCHEDULE B
                                   ----------

                                                           Patent Nos./
Inventions                                                 Application Nos.
----------                                                 ----------------
Depigmentation

     Whitening skin and sun-blocking with a mixture of     U.S. Patent
     special compound                                      Application Serial
                                                           No. 832,094

     Decreasing melanin content and pigmentation of skin   U.S. Patent
     and hair using 5,6-hydroxyindole derivatives          Application
                                                           Serial No. 417,987

Melanoma Therapy

     Division of 4,695,449 melanoma therapy with           U.S. Patent No.
     phosphorylated DOPA                                   4,618,484

     Novel compositions for melanoma therapy with          U.S. Patent No.
     phosphorylated DOPA                                   4,695,449

Soluble Melanin

     Produce new soluble melanins useful for skin          U.S. Patent No.
     coloring and sun-blocking                             Application Serial
                                                           525,944


     Substance of S. No. 525,944 plus improvements         U.S. Patent No.
     thereon                                               Application Serial
                                                           No. 603,111


     Substance of S. No. 603,111 plush expanded            U.S. Patent
     usefulness in therapeutic and commercial              Application Serial No. 674,489
     applications

     Most important substance of S. No. 674,489; best      U.S. Patent
     way of making, use of product in foodstuffs,          Application Serial
     protecting industrial materials.                      No. 867,851

     Substance of S. No. 603,111 plus expanded             Foreign Patent -
     usefulness in therapeutic and commercial              Int'l Patent
     applications                                          Cooperation Treaty
                                                           PCT/US91/03464

Pigmentation

     PPD for use in production of skin tanning enhancers   U.S. Patent No.
                                                           4,508,706 (shared with
                                                           Schering-Plough)

     Increasing melanin content and pigmentation of skin   U.S. Patent No.
     and hair using new phosphorylated L-dopa derivatives  5,100,654


Soluble Melanin

     Foreign counterpart of U.S. Patent No. 5,100,654      Foreign Patent Int'l
                                                           Cooperation Treaty
                                                           PCT/US90/01724

     Foreign counterpart of U.S. Patent No. 5,100,654      Foreign Patent European Patent
                                                           No. 90906482.6


                                   ----------

 Date Application
 Filed or
 Patent Issued                  Status
 ----------------               ------
 2/06/92                        Awaiting first Patent Office
                                action; foreign counterpart should
                                be filed by 2/06/93

 10/06/89                       Allowed - issue expected in July;
                                until published, could still be
                                filed abroad



 10/21/86                       Issued; foreign patent rights no
                                longer obtainable

 9/22/87                        Issued; foreign patent rights no
                                longer obtainable



 5/18/90                        Decision must be made by June 19,
                                1992 whether to abandon
                                application in favor of S. Nos.
                                603,111 and 674,489.

 10/25/90                       Decision must be made by June 19,
                                1992 whether to abandon
                                application in favor of S. No.
                                674,489.

 3/25/91                        Awaiting second Patent Office
                                action; foreign counterpart
                                pending - see PCT US91/03464

 4/13/92                        Awaiting first Patent Office
                                action; foreign counterparts
                                should be filed by 4/13/93

 5/16/91                        Prosecution must be completed by
                                4/25/93; covers material aspects
                                of U.S. 525,944, U.S. 603,111 and
                                U.S. 674,489; extends to Canada
                                and Japan; for Europe must file by
                                September 1992


 4/85                           Issued; foreign patent rights are
                                no longer obtainable


 3/31/92                        Issued; foreign rights covered
                                below




 4/2/90                         National Phase filed; prosecuting
                                patent rights in Europe (see below
                                European Patent No. 90906482.6)

 4/2/90                         Being examined

                                   SCHEDULE C

Description of Liability                                                                                               Amount
------------------------                                                                                               ------
To Prentice Hall Legal & Financial Services for corporation services.                                                $   559.45

To Hyman Phelps & MacNamara for an FDA melanin opinion and advice  through May 29, 1992.                             $ 8,074.72

To John Mason Pawelek for his trip to Arizona to investigate other technology.                                       $ 3,364.06

To Summit Solomon & Feldesman for services and disbursements through  April 30, 1992 as per invoices                 $34,388.60
rendered; additional invoices covering since that date will be rendered in due course in accordance with
MelaRx's retainer agreement with that firm.

To Richard Eisner & Company for accounting services rendered through June 1, 1992.                                   $10,693.00

To Jacob A. Melnick for office expenses in accordance with letter  agreement dated today with him.                   $10,000.00

To Rosemary Cass Limited for services in connection with search for a chief executive officer.

         Expenses billed to date.                                                                                    $ 1,370.86

         The fee for recruiting an executive acceptable to MelaRx will be 33-1/3% of the first year's salary of such executive plus such number of shares of common stock of MelaRx as equals such cash fee.

To each of Messrs. Bergerac, Cohen and Shapiro for attending Board meetings at $1,000 per meeting per person plus expenses. It is currently estimated that there will be four Board of Directors' meetings during the ensuing year and that, accordingly, the fees payable will be $12,000 plus expenses.

To each of the Scientific Advisory Board members attending Board meetings at the rate of $500 per meeting per person plus expenses.  It is currently estimated that there will be four meetings per year which will be attended by the seven Board members for a total of $14,000 plus expenses.

To Michel Bergerac for consulting services for 20 days (estimated) during  the ensuing year at the rate of           $60,000.00
$3,000 per day.

Miscellaneous expenses included in this Schedule without detail so as to provide for a margin of error.              $15,000.00

                            UNANIMOUS WRITTEN CONSENT

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                           MELARX PHARMACEUTICALS INC.
                            (A DELAWARE CORPORATION)

         The undersigned, being all of the directors of MelaRx Pharmaceuticals Inc. (the "Corporation"), hereby adopt the following resolutions:

                  RESOLVED, that all of the acts taken and actions adopted by the Incorporator are hereby ratified and adopted; and it is further

                  RESOLVED, that the following persons are hereby appointed officers of the Corporation to serve in accordance with the By-Laws of the Corporation until the meeting of directors of the Corporation next following the next annual meeting of stockholders of the Corporation and until their successors are appointed or elected and qualify:

                  Acting President arid Chief       --       H. Walter Haeussler
                    Executive Officer

                  Vice President-Technology         --       Joel B. Grae
                  Secretary                         --       Martin A. Bell
                  Treasurer                         --       Kalman Renov

         and it is further

                  RESOLVED, that the By-Laws in the form adopted by the Incorporator of the Corporation are hereby approved and adopted in all respects as and for the By-Laws of the Corporation; and it is further

                  RESOLVED, that the form of seal submitted is hereby adopted as and for the corporate seal of the Corporation, and the Secretary is hereby instructed to make an impression thereof on the margin of this Consent; and it is further

                  RESOLVED, that the specimen form of stock certificate which appears as Appendix A to this Consent is hereby adopted as the certificate to represent the shares of Common Stock of the Corporation; and it is further

                  RESOLVED, that the officers of the Corporation are hereby authorized and directed to pay all charges and expenses incident to and necessary or appropriate for the organization of the Corporation and also to reimburse any person who has made disbursement therefor; and it is further

                  RESOLVED, that Bankers Trust Company is hereby designated as a depository of this Corporation, the printed forms of banking resolutions of such bank (the "Banking Forms"), in the form acceptable to the Treasurer of the Company, are hereby adopted as and for the resolutions of this Board of Directors, and Kaliman Renov is hereby authorized and directed to be the sole signatory on behalf of the Corporation with respect to the Corporation's accounts at such bank and, in furtherance thereof, to exercise and deliver the Banking Forms and to take such other action as he may deem necessary or appropriate to establish bank accounts at said bank; and it is further

                  RESOLVED, that the Corporation accept subscriptions to purchase an aggregate of 7,372,000 shares of its common stock (the "MelaRx Shares") from Britshire Ltd. and Jamcor Pharmaceuticals, Inc. ("Jamcor") in consideration of the assignment by such subscribers (collectively, the "Subscribers") of all right, title and interest in and to all rights of Jamcor (a) under the Research Agreement, dated July 1, 1988, between Yale University ("Yale") and Jamcor, as amended by amendment dated December 23, 1991 (the "Research Agreement"), (b) under the License Agreements between Yale University and Jamcor that were entered into in accordance with the Research Agreement, were amended by amendment dated December 23, 1991, and are to be amended by further amendment covering, among other matters, the right of sublicensees of licensee under such License Agreements to cure certain defaults of the licensee (the "License Agreements") (the Research Agreement, the License Agreements and all rights and any patents, inventions, copyrights, license and other rights of any kind arising from or in any way related to the Research Agreement and License Agreements, being hereinafter collectively referred to as the "Yale Rights"), and (c) in and to all prospective contractual relations of Jamcor relating to the commercialization of the Yale Rights (the "Prospectus"), such subscription to be effected pursuant to a Subscription, Assignment and Assumption Agreement (the "SAAA"), drafts of which have been circulated among the directors of the Corporation, providing for, among other terms and conditions, the acquisition of the Yale Rights free of any lien, charge, security interest or other encumbrance of any kind, and subject only to indebtedness to (i) D.H. Blair Investment Banking Corp. ("Blair") for loans made by Blair to fund research under the Research Agreement which are evidenced by a promissory note issued March 31, 1992, by Jamcor in the principal amount of $461,979 and bearing interest at 12% per annum, (ii) BDO Seidman of $17,437.12 for services rendered, (iii) Regis Chemical Company, Inc. of $20,127 for chemicals used by Yale University, and
         (iv) Sprung Horn Kramer & Woods of $7,316.52 for services rendered (collectively, the "Assumed Debt"); and, in connection therewith, each of Martin A. Bell and Kalman Renov are hereby authorized, acting with the advice of counsel, to execute and deliver the SAAA containing the foregoing terms, including modifications thereof, and such other terms and conditions as either of them shall approve, such approval to be conclusively evidenced by his execution and delivery of the SAAA, and, further, to cause the issuance and delivery of the MelaRx Shares evidenced by certificates executed by Joel B. Grae, Vice President of the Corporation, and either Kalman Renov or Martin A. Bell, Treasurer and Secretary of the Corporation, respectively, and to take or cause to be taken such other and further action as either Mr. Bell or Mr. Renov shall deem necessary or appropriate to fully consummate the transaction contemplated by the SAAA; and it is further

                  RESOLVED, in considering the transactions contemplated by the immediately preceding resolution, this Board of Directors has determined that the unencumbered value of the Yale Rights is $100,000 and the unencumbered value of the Prospects is $500,000; and it is further

                  RESOLVED, that the Corporation enter into a consulting and finders agreement with Jacob A. Melnick, a draft of which has been circulated among the directors of the Corporation, providing for compensation to Mr. Melnick for his services based on the Corporation's net after tax profits following an initial public offering by the Corporation and containing such other terms and conditions as Kalman Renov shall approve, his approval to be conclusively evidenced by his execution and delivery thereof; and be it further

                  RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take any and all action and to execute and deliver any and all instruments required to consummate all of the transactions contemplated by the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 1st day of June, 1992.


     /s/ Martin A. Bell                       /s/ Jacob A. Melnick
-------------------------------            -------------------------------
         Martin A. Bell                           Jacob A. Melnick


     /s/ Joel B. Grae                         /s/ Kalman Renov
-------------------------------            -------------------------------
         Joel B. Grae                             Kalman Renov

                                                                       EXHIBIT D
                                                                       ---------

         THIS AGREEMENT, dated as of August 1, 1992, by and between YALE UNIVERSITY ("Yale") and MELARX PHARMACEUTICALS, INC. ("MelaRx").


                              W I T N E S S E T H:

         WHEREAS, Yale and MelaRx, as assignee of Jamcor Pharmaceuticals, Inc., are parties to a License Agreement, dated September 23, 1988, as amended (the "Melanoma Treatment License"), under which Yale has exclusively licensed to MelaRx a Yale-owned invention relating to treatment of melanoma;

         WHEREAS, Yale and MelaRx, as assignee of Jamcor Pharmaceuticals, Inc., are parties to a License Agreement, dated March 1, 1990, as amended by agreement dated December 23, 1991 (the "Tanning Enhancers (1) License"), under which Yale has exclusively licensed to MelaRx a Yale-owned invention relating to tanning enhancers;

         WHEREAS, Yale and MelaRx, as assignee of Jamcor Pharmaceuticals, Inc., are parties to a License Agreement, dated February 8, 1989, as amended by agreement dated December 23, 1991 (the "Tanning Enhancers (2) License"), under which Yale has exclusively licensed to MelaRx a Yale-owned invention relating to tanning enhancers;

         WHEREAS, Yale and MelaRx, as assignee of Jamcor Pharmaceuticals, Inc., are parties to a License Agreement, dated September 17, 1990, as amended by agreement dated December 23, 1991 (the "Soluble Melanin License"), under which Yale has exclusively licensed to MelaRx a Yale-owned invention relating to soluble melanin;

         WHEREAS, Yale and MelaRx, as assignee of Jamcor Pharmaceuticals, Inc., are parties to a License Agreement, dated September 17, 1990, as amended by agreement dated December 23, 1991 (the "Depigmentation License"), under which Yale has exclusively licensed to MelaRx a Yale-owned invention relating to decreasing melanin content in skin and hair;

         WHEREAS, Yale and MelaRx wish to amend the above mentioned agreements as provided herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Yale and MelaRx hereby agree as follows:

         1. Amendment of Melanoma Treatment License. Paragraph 13.3 of the Melanoma Treatment License is amended to read as follows:

         (a) Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LICENSEE under the terms of this Agreement shall terminate, and all sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE and except as provided in Section 13.3(b) below; provided, however, that LICENSEE and each of its sublicensees shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS or substantially completed LICENSED PRODUCTS, then in its inventory, and shall pay EARNED ROYALTIES or SUBLICENSE INCOME, as the case may be, thereon as though this Agreement had not terminated, in accordance with the provisions of Article V.

         (b) Notwithstanding the provisions of Sections 2.3, 13.1(b) or 13.3(a) above, in the event of a termination of this Agreement for LICENSEE's default under this Agreement or for LICENSEE's default under the Research Agreement, YALE shall give written notice to the sublicensee(s) of such termination and the sublicensee(s) shall have the right, within thirty (30) days after receiving such written notice from YALE of the termination, to cure the defaults which are curable defaults under this Agreement or which YALE agrees may be cured and expressly to assume in writing LICENSEE's obligations under this Agreement and under the Research Agreement. If the sublicensee(s) cures all defaults to YALE's reasonable satisfaction and so assumes LICENSEE's obligations, LICENSEE's rights and obligations under this Agreement shall automatically be assigned to the sublicensee(s), without further notice to LICENSEE, and the license granted hereunder shall thenceforth be a direct license by YALE to such sublicensee(s) on all the terms and conditions of this Agreement. LICENSEE hereby waives any right to object to such assignment and agrees that upon such assignment YALE shall have no further obligation to LICENSEE with respect to this Agreement.

In all other respects, the Melanoma Treatment License will remain unchanged and in full force and effect.

         2. Amendment of Tanning Enhancers (1) License. Paragraph 13.3 of the Tanning Enhancers (1) License is amended to read as follows:

         (a) Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LICENSEE under the terms of this Agreement shall terminate, and all sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE and except as provided in Section 13.3(b) below; provided, however, that LICENSEE and each of its sublicensees shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS or substantially completed LICENSED PRODUCTS, then in its inventory, and shall pay EARNED ROYALTIES or SUBLICENSE INCOME, as the case may be, thereon as though this Agreement had not terminated, in accordance with the provisions of Article V.

         (b) Notwithstanding the provisions of Sections 2.3, 13.1(b) or 13.3(a) above, in the event of a termination of this Agreement for LICENSEE's default under this Agreement or for LICENSEE's default under the Research Agreement, YALE shall give written notice to the sublicensee(s) of such termination and the sublicensee(s) shall have the right, within thirty (30) days after receiving such written notice from YALE of the termination, to cure the defaults which are curable defaults under this Agreement or which YALE agrees may be cured and expressly to assume in writing LICENSEE's obligations under this Agreement and under the Research Agreement. If the sublicensee(s) cures all defaults to YALE's reasonable satisfaction and so assumes LICENSEE's obligations, LICENSEE's rights and obligations under this Agreement shall automatically be assigned to the sublicensee(s), without further notice to LICENSEE, and the license granted hereunder shall thenceforth be a direct license by YALE to such sublicensee(s) on all the terms and conditions of this Agreement. LICENSEE hereby waives any right to object to such assignment and agrees that upon such assignment YALE shall have no further obligation to LICENSEE with respect to this Agreement.

In all other respects, the Tanning Enhancers (1) License will remain unchanged and in full force and effect.

         3. Amendment of Tanning Enhancers (2) License. Paragraph 13.3 of the Tanning Enhancers (2) License is amended to read as follows:

         (a) Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LICENSEE under the terms of this Agreement shall terminate, and all sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE and except as provided in Section 13.3(b) below; provided, however, that LICENSEE and each of its sublicensees shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS or substantially completed LICENSED PRODUCTS, then in its inventory, and shall pay EARNED ROYALTIES or SUBLICENSE INCOME, as the case may be, thereon as though this Agreement had not terminated, in accordance with the provisions of Article V.

         (b) Notwithstanding the provisions of Sections 2.3, 13.1(b) or 13.3(a) above, in the event of a termination of this Agreement for LICENSEE's default under this Agreement or for LICENSEE's default under the Research Agreement, YALE shall give written notice to the sublicensee(s) of such termination and the sublicensee(s) shall have the right, within thirty (30) days after receiving such written notice from YALE of the termination, to cure the defaults which are curable defaults under this Agreement or which YALE agrees may be cured and expressly to assume in writing LICENSEE's obligations under this Agreement and under the Research Agreement. If the sublicensee(s) cures all defaults to YALE's reasonable satisfaction and so assumes LICENSEE's obligations, LICENSEE's rights and obligations under this Agreement shall automatically be assigned to the sublicensee(s), without further notice to LICENSEE, and the license granted hereunder shall thenceforth be a direct license by YALE to such sublicensee(s) on all the terms and conditions of this Agreement. LICENSEE hereby waives any right to object to such assignment and agrees that upon such assignment YALE shall have no further obligation to LICENSEE with respect to this Agreement.

In all other respects, the Tanning Enhancers (2) License will remain unchanged and in full force and effect.

         4. Amendment of Soluble Melanin License. Paragraph 13.3 of the Soluble Melanin License is amended to read as follows:

         (a) Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LICENSEE under the terms of this Agreement shall terminate, and all sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE and except as provided in Section 13.3(b) below; provided, however, that LICENSEE and each of its sublicensees shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS or substantially completed LICENSED PRODUCTS, then in its inventory, and shall pay EARNED ROYALTIES or SUBLICENSE INCOME, as the case may be, thereon as though this Agreement had not terminated, in accordance with the provisions of Article V.

         (b) Notwithstanding the provisions of Sections 2.3, 13.1(b) or 13.3(a) above, in the event of a termination of this Agreement for LICENSEE's default under this Agreement or for LICENSEE's default under the Research Agreement, YALE shall give written notice to the sublicensee(s) of such termination and the sublicensee(s) shall have the right, within thirty (30) days after receiving such written notice from YALE of the termination, to cure the defaults which are curable defaults under this Agreement or which YALE agrees may be cured and expressly to assume in writing LICENSEE's obligations under this Agreement and under the Research Agreement. If the sublicensee(s) cures all defaults to YALE's reasonable satisfaction and so assumes LICENSEE's obligations, LICENSEE's rights and obligations under this Agreement shall automatically be assigned to the sublicensee(s), without further notice to LICENSEE, and the license granted hereunder shall thenceforth be a direct license by YALE to such sublicensee(s) on all the terms and conditions of this Agreement.

         LICENSEE hereby waives any right to object to such assignment and agrees that upon such assignment YALE shall have no further obligation to LICENSEE with respect to this Agreement.

In all other respects, the Soluble Melanin License will remain unchanged and in full force and effect.

         5. Amendment of Depigmentation License. Paragraph 13.3 of the Depigmentation License is amended to read as follows:

         (a) Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LICENSEE under the terms of this Agreement shall terminate, and all sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE and except as provided in Section 13.3(b) below; provided, however, that LICENSEE and each of its sublicensees shall have the right for one year thereafter to dispose of all LICENSED PRODUCTS or substantially completed LICENSED PRODUCTS, then in its inventory, and shall pay EARNED ROYALTIES or SUBLICENSE INCOME, as the case may be, thereon as though this Agreement had not terminated, in accordance with the provisions of Article V.

         (b) Notwithstanding the provisions of Sections 2.3, 13.1(b) or 13.3(a) above, in the event of a termination of this Agreement for LICENSEE'S default under this Agreement or for LICENSEE's default under the Research Agreement, YALE shall give written notice to the sublicensee(s) of such termination and the sublicensee(s) shall have the right, within thirty (30) days after receiving such written notice from YALE of the termination, to cure the defaults which are curable defaults under this Agreement or which YALE agrees may be cured and expressly to assume in writing LICENSEE's obligations under this Agreement and under the Research Agreement. If the sublicensee(s) cures all defaults to YALE's reasonable satisfaction and so assumes LICENSEE'S obligations, LICENSEE'S rights and obligations under this Agreement shall automatically be assigned to the sublicensee(s), without further notice to LICENSEE, and the license granted hereunder shall thenceforth be a direct license by YALE to such sublicensee(s) on all the terms and conditions of this Agreement. LICENSEE hereby waives any right to object to such assignment and agrees that upon such assignment YALE shall have no further obligation to LICENSEE with respect to this Agreement.

In all other respects, the Depigmentation License will remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Signed and Delivered in the
Presence of:                            YALE UNIVERSITY


                                        By /s/ Janet Ackerman
-----------------------------------       -----------------------------------
                                            Janet Ackerman
                                            Associate Vice President for Finance

                                        MELARX PHARMACEUTICALS, INC.
-----------------------------------



-----------------------------------


                                        By /s/ Joel B. Grae
-----------------------------------       -------------------------------------
                                           Vice President

APPENDIX C

                                  PRESS RELEASE

         Incorporated by reference to Vion's current report on Form 8-K, dated March 15, 2004.



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